Exhibit 99.1

0510015

UNITED STATES OF AMERICA

BEFORE FEDERAL TRADE COMMISSION

COMMISSIONERS:	Deborah Platt Majoras, Chairman
Thomas B. Leary
Pamela Jones Harbour Jon Leibowitz

In the Matter of DAVITA INC., a corporation.	Docket No. C- [Public Record Version]

DECISION AND ORDER

The Federal Trade Commission (“Commission”), having initiated an investigation of the proposed acquisition by DaVita Inc. of Gambro Healthcare Inc., a subsidiary of Gambro AB, and DaVita Inc. (hereafter referred to as “Respondent”) having been furnished thereafter with a copy of a draft of Complaint that the Bureau of Competition proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge Respondent with violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. § 45; and

Respondent, its attorneys, and counsel for the Commission having thereafter executed an Agreement Containing Consent Orders (“Consent Agreement”), containing an admission by Respondent of all the jurisdictional facts set forth in the aforesaid draft of Complaint, a statement that the signing of said Consent Agreement is for settlement purposes only and does not constitute an admission by Respondent that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission’s Rules; and

The Commission, having thereafter considered the matter and having determined that it had reason to believe that Respondent has violated the said Acts, and that a Complaint should issue stating its charges in that respect, and having accepted the executed Consent Agreement and placed such Consent Agreement on the public record for a period of thirty (30) days for the receipt and consideration of public comments, now in further conformity with the procedure described in Commission Rule 2.34, 16 C.F.R. § 2.34, the Commission hereby makes the following jurisdictional findings and issues the following Decision and Order (“Order”):

1.	Respondent DaVita Inc. is a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware with its office and principal place of business located at 601 Hawaii Street, El Segundo, CA 90245.

2.	The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of Respondent, and the proceeding is in the public interest.

ORDER

I.

IT IS ORDERED that, as used in this Order, the following definitions shall apply:

A.	“DaVita” means DaVita Inc., its directors, officers, employees, agents, representatives, successors, and assigns; and its joint ventures, subsidiaries, divisions, groups and affiliates controlled by DaVita Inc. (including, after the Effective Date, Gambro Healthcare Inc.), and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

B.	“Gambro” means Gambro Healthcare Inc., its directors, officers, employees, agents, representatives, successors, and assigns; and its joint ventures, subsidiaries, divisions, groups and affiliates controlled by Gambro Healthcare Inc., and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

C.	“Commission” means the Federal Trade Commission.

D.	“Acquirer” and “Acquirers” means Renal Advantage, the Westside Clinic Acquirer, the Colton Partnership, Peninsula Nephrology, and each Person that receives the prior approval of the Commission to acquire any of the Appendix A Clinic Assets or the Owned Real Property pursuant to Paragraphs II or V of this Order.

E.	“Appendix A Clinics” means Clinics listed in Appendix A to this Order.

F.	“Appendix A Clinic Assets” means the Appendix A Clinics, and all Assets Associated with each of those Clinics, except for the Owned Real Property.

G.	“Assets Associated” means the following assets Relating To the Operation Of A Clinic:

1.	all rights under the Clinic’s Physician Contracts;

2.	leases for the Real Property of the Clinic;

3.	consumable or disposable inventory, including, but not limited to, janitorial, office, and medical supplies, and at least ten (10) treatment days of dialysis supplies and pharmaceuticals, including, but not limited to, erythropoietin;

4.	all rights, title and interest of DaVita in any tangible property (except for consumable or disposable inventory) that has been on the premises of the Clinic at any time since July 28, 2005, including, but not limited to, all equipment, furnishings, fixtures, improvements, and appurtenances;

5.	any interest held by DaVita in the Real Property Of The Clinic, PROVIDED, HOWEVER, “Assets Associated” does not mean the Owned Real Property, which is being divested separately pursuant to Paragraph II.A.5. of the Order;

6.	books, records, files, correspondence, manuals, computer printouts, databases, and other documents Relating To the Operation Of The Clinic located on the premises of the Clinic or in the possession of the Regional Manager responsible for such Clinic (or copies thereof where DaVita has a legal obligation to maintain the original document), including, but not limited to:

a.	documents containing information Relating To patients (to the extent transferable under applicable law), including, but not limited to, medical records,

b.	financial records,

c.	personnel files,

d.	Physician lists and other records of the Clinic’s dealings with Physicians,

e.	maintenance records,

f.	documents Relating To policies and procedures,

g.	documents Relating To quality control,

h.	documents Relating To Payors,

i.	documents Relating To Suppliers,

j.	documents Relating To Clinics other than the Clinic To Be Divested, PROVIDED, HOWEVER, if such documents are located other than on the premises of the Clinic To Be Divested, DaVita may submit a copy of the document with the portions not Relating To the Clinic To Be Divested redacted, and

k.	copies of contracts with Payors and Suppliers, unless such contracts cannot, according to their terms, be disclosed to third parties even with the permission of DaVita to make such disclosure;

7.	DaVita’s Medicare and Medicaid provider numbers, to the extent transferable;

8.	all permits and licenses, to the extent transferable;

9.	Intangible Property (other than Software) relating exclusively to the Operation Of The Clinic; and a royalty-free perpetual worldwide license for the use, without any limitation, of all other Intangible Property (other than Software) Relating To the Operation Of The Clinic (including the right to transfer or sublicense such Intangible Property, exclusively or nonexclusively, to others by any means); and

10.	assets that are used in, or necessary for, the Operation Of The Clinic.

PROVIDED, HOWEVER, that “Assets Associated” does not include Excluded Assets.

H.	“Assets To Be Divested” means the Appendix A Clinic Assets, the Westside Clinic Assets, the Colton Clinic Assets, and the Owned Real Property.

I.	“Clinic” means a facility that provides hemodialysis or peritoneal dialysis services to patients suffering from kidney disease.

J.	“Clinic’s Physician Contracts” means all agreements to provide the services of a Physician to a Clinic, regardless of whether any of the agreements are with a Physician or with a medical group, including, but not limited to, agreements for the services of a medical director for the Clinic and “joiner” agreements with Physicians in the same medical practice as a medical director of the Clinic.

K.	“Clinic To Be Divested” and “Clinics To Be Divested” means the Appendix A Clinics, the Westside Clinic, the Colton Clinic, and the South S.F. Clinic.

L.	“Colton Clinic” means the Dialysis Center of Colton, located at 1275 W. “C” Street, Colton, CA 92324.

M.	“Colton Clinic Assets” means the Colton Clinic and all Assets Associated with that Clinic that are owned by DaVita, except for twenty-three (23) hemodialysis machines at the Colton Clinic, which shall be leased to the Colton Partnership pursuant to the Colton Clinic Divestiture Agreement.

N.	“Colton Clinic Management Agreement” means collectively:

1.	the Management Services Agreement dated August 1, 1997, between Dialysis Center of Colton and Gambro Healthcare Renal Care, Inc., and

2.	any other agreements between the Dialysis Center of Colton and Gambro Relating To the management of the Colton Clinic by Gambro.

O.	“Colton Clinic Divestiture Agreement” means the the Asset Purchase Agreement, Termination of Management Services Agreement, and Transition Services Agreement dated September 9, 2005, by and between Dialysis Center of Colton, Dr. Gerald S. Friedman, Dr. Erlinda Uy-Concepcion, Dr. M. Feroz Alam, Dr. Jin Wang and Gambro Healthcare Renal Care, Inc. (The Colton Clinic Divestiture Agreement is attached as Non-Public Appendix F to this Order.)

P.	“Colton Partnership” means Dialysis Center of Colton, a California general partnership, which has a principal place of business at 1275 W. “C” Street, Colton, CA 92324.

Q.	“Contract Services” means services performed pursuant to any Clinic’s Physician Contract.

R.	“DaVita Employee Of A Clinic To Be Divested” and “DaVita Employee Of The Clinic To Be Divested” means an Employee Of A Clinic To Be Divested who is employed by DaVita.

S.	“DaVita’s Medical Protocols” means medical protocols promulgated by either DaVita or Gambro, whether in hard copy or embedded in software, that have been in effect at any time since July 28, 2005. PROVIDED, HOWEVER, “DaVita’s Medical Protocols” does not mean medical protocols adopted or promulgated, at any time, by any Physician or by any Acquirer, even if such medical protocols are identical, in whole or in part, to medical protocols promulgated by either DaVita or Gambro.

T.	“Divestiture Agreement” and “Divestiture Agreements” mean the Westside Clinic Divestiture Agreement, the Colton Clinic Divestiture Agreement, the South S.F. Clinic Management Termination Agreement, and any agreement pursuant to which DaVita divests any Appendix A Clinic Assets pursuant to this Order and with the prior approval of the Commission.

U.	“Effective Date” means the date on which DaVita acquires Gambro Healthcare Inc.

V.	“Employee Of A Clinic To Be Divested” and “Employee Of The Clinic To Be Divested” mean any individual (including, but not limited to, a clinic director, manager, nurse, technician, clerk, or social worker) who is not a Regional Manager, who is employed by DaVita, by an Acquirer, or by another manager or owner of such Clinic To Be Divested, and who has worked part-time or full-time on the premises of such Clinic To Be Divested at any time since June 1, 2005, regardless of whether the individual has also worked on the premises of any other Clinic.

W.	“Excluded Assets” means:

1.	all cash, cash equivalents, and short term investments of cash;

2.	accounts receivable;

3.	income tax refunds and tax deposits due DaVita;

4.	unbilled costs and fees, and Medicare bad debt recovery claims, arising before a Clinic is divested to an Acquirer;

5.	DaVita’s Medical Protocols (except if requested by an Acquirer pursuant to Paragraph II.B.17.b. of this Order);

6.

rights to the names “DaVita” and “Gambro” and any variation of those names, and any names, phrases, marks, trade names, and trademarks to the extent they include the following, “REN,” “Total Renal Care,” “Renal Treatment Centers,” “Vivra,” “At Your Service,” “At Your Service (& Design),” “Dancing Star Logo,” “DaVita At Home,” “DaVita At Home (& Design)”, “DaVita Clinical Research,” “DaVita Laboratory Services,” “DaVita Nephrology Partners,” “DaVitaCare,” “DaVita’s Key To Better Health,” “He/She Gives Life,” “K.T. Family Foundation (& Design),” “Kidney Education And You,” “Life-Alysis,” “Maxine,” “Miscellaneous Design (Alligator Design),” “Miscellaneous Design (Bird Design),” “Miscellaneous Design (Star in Square),” “Open Access & Open Access (& Design),” “Our Village Pharmacy,” “Our Village Pharmacy (Design),”

“Reggie,” “Renal Connect,” “Rising Star Design,” “RMS,” “RMS & Design,” “Snappy,” “Star Rx,” “Star Rx (& Design),” “Star Rx Reminder,” “Star Rx Reminder (& Design),” “Star/Heart Design,” “Swirling Star Logo,” or “Where Quality of Life Meetings Quality of Care,” “Gambro Connections,” “Gambro Connections (& Design),” “Gambro Healthcare Laboratory Services,” “Gambro Healthcare Patient Services,” “Gambro Nephrology Partners,” “Labscope,” “Labscope Online (& Design),” “The Patient’s Benchmark in Renal Replacement Therapy,” “LSO On the Go,” “Servicelink,” “RIMS,” and “AIMS;”

7.	insurance policies and all claims thereunder;

8.	prepaid items or rebates;

9.	minute books (other than governing body minute books of the Clinic To Be Divested), tax returns, and other corporate books and records;

10.	any inter-company balances due to or from DaVita or its affiliates;

11.	all benefits plans;

12.	all writings and other items that are protected by the attorney-client privilege, the attorney work product doctrine or any other cognizable privilege or protection, except to the extent such information is necessary to the Operation Of A Clinic that is divested;

13.	telecommunication systems equipment and applications, and information systems equipment including, but not limited to computer hardware, not physically located at a Clinic To Be Divested but shared with the Clinic To Be Divested through local and/or wide area networking systems;

14.	e-mail addresses and telephone numbers of DaVita’s employees;

15.	Software;

16.	computer hardware used in the Operation Of The Clinic that is (a) not located at the Clinic, and (b) not otherwise to be divested pursuant to a Divestiture Agreement;

17.	all Supplier or provider numbers issued to DaVita or Gambro by a Supplier or Payor with respect to any Clinic To Be Divested, except for DaVita’s Medicare and Medicaid provider numbers for each Clinic To Be Divested;

18.	rights under agreements with Payors and Suppliers that are not assignable even if DaVita and Gambro approve such assignment;

19.	office equipment and furniture that (a) is not, in the Ordinary Course Of Business, physically located at the Clinic To Be Divested, (b) is shared with Clinics other than the Clinic To Be Divested, and (c) is not necessary to the Operation Of The Clinic To Be Divested.

20.	Licensed Intangible Property; and

21.	strategic planning documents that

a.	relate to the Operation Of The Clinic other than the Clinic To Be Divested, and

b.	are not located on the premises of the Clinic To Be Divested.

X.	“Governmental Approvals” means any permissions or sanctions issued by any government or governmental organization, including, but not limited to, licenses, permits, accreditations, authorizations, registrations, certifications, certificates of occupancy, and certificates of need.

Y.	“Government Approvals For Continued Operation” means any Governmental Approvals, other than Government Approvals For Divestiture, that an Acquirer must have to continue to operate a Clinic To Be Divested.

Z.	“Governmental Approvals For Divestiture” means any Governmental Approvals that an Acquirer must have to own, and to initially operate, a Clinic To Be Divested, including, but not limited to, state-issued licenses and state-issued certificates of need.

AA.	“Illinois Governmental Approvals For Divestiture” means any Governmental Approvals For Divestiture issued by the State of Illinois.

BB.	“Illinois Clinic Assets” means:

1.	Renal Treatment Centers – Lincolnland, located at 1112 Centre West Drive, Springfield, IL, 62704, and all Assets Associated with that Clinic,

2.	Gambro Breese, located at 160 North Main Street, Breese, IL, 62230, and all Assets Associated with that Clinic, and

3.	Gambro Fairview Heights, located at 821 Lincoln Highway, Fairview Heights, IL, 62208, and all of the Assets Associated with that Clinic.

CC.	“Intangible Property” means intangible property Relating To the Operation Of A Clinic To Be Divested including, but not limited to, intellectual property, software, computer programs, patents, know-how, goodwill, technology, trade secrets, technical information, marketing information, protocols, quality control information, trademarks, trade names, service marks, logos, and the modifications or improvements to such intangible property.

DD.	“Leases Of The Owned Real Property” means:

1.	the Lease Agreement dated September 12, 2005, between Gambro Healthcare, Inc. and RAI Care Centers of Northern California I, LLC for space located at 218 Harding Boulevard, Roseville, California 95678;

2.	the Lease Agreement dated September 12, 2005 between Gambro Healthcare, Inc. and RAI Care Centers of Virginia I, LLC for space located at 3204 Churchland Boulevard, Chesapeake, Virginia 23321;

3.	the Lease Agreement dated September 12, 2005, between Gambro Healthcare, Inc., and RAI Care Centers of Virginia I, LLC for space located at 311 Goode Way, Portsmouth, Virginia 23704; and

4.	the Lease Agreement dated September 12, 2005 between Gambro Healthcare, Inc. and RAI Care Centers of Florida I, LLC for space located at 1124 Lakeview Road, Clearwater, Florida 33756-3524. (The Leases Of The Owned Real Property are included with the Renal Advantage Divestiture Agreements, which are attached as Non-Public Appendix D to this Order.)

EE.	“Licensed Intangible Property” means intangible property licensed to DaVita from a third party Relating To the Operation Of A Clinic To Be Divested including, but not limited to, intellectual property, software, computer programs, patents, know-how, goodwill,, technology, trade secrets, technical information, marketing information, protocols, quality control information, trademarks, trade names, service marks, logos, and the modifications or improvements to such intangible property that are licensed to DaVita. (“Licensed Intangible Property” does not mean modifications and improvements to intangible property that are not licensed to DaVita.)

FF.	“Management Agreement” and “Management Agreements” mean the South S.F. Clinic Management Agreement and the Colton Clinic Management Agreement.

GG.	“Material Confidential Information” means competitively sensitive, proprietary, and all other information that is not in the public domain owned by or pertaining to a Person or a Person’s business, and includes, but is not limited to, all customer lists, price lists, contracts, cost information, marketing methods, patents, technologies, processes, or other trade secrets.

HH.	“Monitor Agreement” means the Monitor Agreement dated September 12, 2005, between DaVita Inc., and John Strack and Mitch S. Nielson of Focal Point Medical Consulting Group. (The Monitor Agreement is attached as Appendix C to this Order.)

II.	“Operation Of A Clinic” and “Operation Of The Clinic” mean all activities Relating To the business of a Clinic, including, but not limited to:

1.	attracting patients to the Clinic for dialysis services, providing dialysis services to patients of the Clinic, and dealing with their Physicians, including, but not limited to, services Relating To hemodialysis and peritoneal dialysis;

2.	providing medical products to patients of the Clinic;

3.	maintaining the equipment on the premises of the Clinic, including, but not limited to, the equipment used in providing dialysis services to patients;

4.	purchasing supplies and equipment for the Clinic;

5.	negotiating leases for the premises of the Clinic;

6.	providing counseling and support services to patients receiving products or services from the Clinic;

7.	contracting for the services of medical directors for the Clinic;

8.	dealing with Payors that pay for products or services offered by the Clinic, including but not limited to, negotiating contracts with such Payors and submitting claims to such Payors; and

9.	dealing with Governmental Approvals Relating To the Clinic or that otherwise regulate the Clinic.

JJ.	“Ordinary Course Of Business” means actions taken by any Person in the ordinary course of the normal day-to-day Operation Of The Clinic that is consistent with past practices of such Person in the Operation Of The Clinic, including, but not limited to past practice with respect to amount, timing, and frequency.

KK.	“Other Contracts Of Each Clinic To Be Divested” means all contracts Relating To the Operation Of A Clinic, where such Clinic is a Clinic To Be Divested – including, but not limited to, contracts for goods and services provided to the Clinic and contracts with Payors – but does not mean the Clinic’s Physician Contracts and the leases for the Real Property Of The Clinic.

LL.	“Owned Real Property” means the Real Property Of The Clinic at the following Clinics:

1.	Roseville Dialysis Center, located at 218 Harding Boulevard, Roseville, CA 95678;

2.	Gambro Healthcare – Churchland, located at 3204 Churchland Boulevard, Chesapeake, VA 2332;

3.	Gambro Healthcare – Portsmouth, located at 311 Goode Way, Portsmouth, VA 23704; and

4.	Gambro Healthcare – Clearwater, located at 1124 Lakeview Road, Suite 1, Clearwater, FL, 33756.

MM.

“Payor” means any Person that purchases, reimburses for, or otherwise pays for medical goods or services for themselves or for any other person, including, but not limited to: health insurance companies; preferred provider organizations; point of service organizations; prepaid hospital, medical, or other health service plans; health maintenance organizations; government health benefits programs; employers or other persons providing or administering self-insured health benefits programs; and patients who purchase medical goods or services for themselves.

NN.	“Peninsula Nephrology” means Peninsula Nephrology, Inc., a California corporation with a principal place of business at 2000 South El Camino Real, San Mateo, CA 94403-1805.

OO.	“Person” means any natural person, partnership, corporation, association, trust, joint venture, government, government agency, or other business or legal entity.

PP.	“Physician” means a doctor of allopathic medicine (“M.D.”) or a doctor of osteopathic medicine (“D.O.”).

QQ.	“Real Property Of The Clinic” means real property on which, or in which, the Clinic is located, including real property used for parking and for other functions Relating To the Operation Of The Clinic.

RR.	“Relating To” means pertaining in any way to, and is not limited to that which pertains exclusively to or primarily to.

SS.	“Regional Manager” means any individual who has been employed by DaVita or Gambro with supervisory responsibility for three or more Clinics.

TT.	“Regional Manager Of A Clinic To Be Divested” and “Regional Manager Of The Clinic To Be Divested” mean a Regional Manager who has had direct supervisory responsibility for a Clinic To Be Divested at any time since June 1, 2005.

UU.	“Renal Advantage” means Renal Advantage Inc., a Delaware corporation with a principal place of business at 115 East Park Drive, Suite 300, Brentwood, TN 37027.

VV.	“Renal Advantage Divestiture Agreements” means the following agreements:

1.	the Amended and Restated Asset Purchase Agreement dated September 12, 2005, by and among Renal Advantage Inc., Gambro Healthcare, Inc., and DaVita Inc.;

2.	the Transition Services Agreement dated September 12, 2005, between Renal Advantage Inc. and DaVita Inc;

3.	the letter agreement dated September 23, 2005, by and among Renal Advantage Inc., Gambro Healthcare, Inc., and DaVita Inc. (amending the Amended and Restated Asset Purchase Agreement dated September 12, 2005);

4.	the letter dated September 22, 2005, from Edwin C. Lunsford, III, Vice President and Division Counsel of Gambro Healthcare, Inc., to Larry Dewberry M.D. and Michael Lofti, M.D.; and

5.	the Leases Of The Owned Real Property.

(The Renal Advantage Divestiture Agreements are attached as Non-Public Appendix D to this Order.)

WW.	“Renal Associates of Grand Rapids” means Renal Associates of Grand Rapids, PC and its Physicians.

XX.	“Software” means executable computer code and the documentation for such computer code, but does not mean data processed by such computer code.

YY.	“South S.F. Clinic” means the South San Francisco Dialysis Center located at 205 Kenwood Way, South San Francisco, CA 94080.

ZZ.	“South S.F. Clinic Management Agreement” means collectively:

1.	the Amended and Restated Agreement to Provide Management Services to Kidney Dialysis Facilities dated August 31, 1998, between Total Renal Care Holdings, Inc., and Peninsula Nephrology, Inc., and

2.	any other agreements between DaVita and Peninsula Nephrology Relating To the management of the South S.F. Clinic by DaVita.

AAA.	“South S.F. Clinic Management Termination Agreement” means the Termination of Management Services Agreement and Transition Services Agreement, dated September 12, 2005, between Davita Inc. and Peninsula Nephrology, Inc. (The South S.F. Clinic Management Termination Agreement is attached as Non-Public Appendix G to this Order.)

BBB.	“Supplier” means any Person that has sold to DaVita or Gambro any goods or services, other than Physician services, for use in a Clinic To Be Divested. PROVIDED, HOWEVER, “Supplier” does not mean an employee of DaVita or Gambro.

CCC.	“Time Of Divestiture” means:

1.	with respect to the Appendix A Clinics and the Westside Clinic, the date upon which a Clinic is divested to an Acquirer pursuant to this Order, and

2.	with respect to the Colton Clinic and the South S.F. Clinic, the date upon which a Management Agreement for the Clinic is terminated pursuant to this Order.

DDD.	“Westside Clinic” means the Gambro Westside Clinic located at 300 S. Robertson Blvd., Los Angeles, CA 90048.

EEE.	“Westside Clinic Acquirer” means 300 S. Robertson Dialysis, LLC, a California limited liability company with a principal place of business at 1 World Trade Center, Suite 2500, Long Beach, CA 90831.

FFF.	“Westside Clinic Divestiture Agreement” means the Asset Purchase Agreement dated September 10, 2005, by and among Gambro Healthcare, Inc. and 300 S. Robertson

Dialysis, LLC, Stuart Friedman, M.D., Donald Nortman, M.D., Franklin Strauss, M.D., Larry Jones, Allen Fulmer, Doris Holmes, R.N., Jerry L. Green, and, with respect to certain sections of the agreement, Innovative Dialysis Systems, Inc. (The Westside Clinic Divestiture Agreement is attached as Non-Public Appendix E to this Order.)

GGG.	“Westside Clinic Assets” means the Westside Clinic and all Assets Associated with that Clinic.

II.

IT IS FURTHER ORDERED that:

A.	DaVita shall divest the Assets To Be Divested, and shall terminate the Management Agreements, as follows:

1.	DaVita shall:

a.	within ten (10) days after the Effective Date, divest to Renal Advantage, absolutely, and in good faith, pursuant to and in accordance with the Renal Advantage Divestiture Agreements, all the Appendix A Clinic Assets, except for the Illinois Clinic Assets, as on-going businesses; and

b.	within sixty (60) days after the Effective Date, divest to Renal Advantage, absolutely, and in good faith, pursuant to and in accordance with the Renal Advantage Divestiture Agreements, the Illinois Clinic Assets, as on-going businesses;

PROVIDED, HOWEVER, if, at the time the Commission makes this Order final, the Commission determines that Renal Advantage is not an acceptable acquirer or that the Renal Advantage Divestiture Agreements are not an acceptable manner of divestiture, and so notifies DaVita, then DaVita shall:

i.	within six (6) months of the date DaVita receives notice of such determination from the Commission, divest the Appendix A Clinic Assets, except for the Illinois Clinic Assets, absolutely and in good faith, at no minimum price, as on-going businesses to an Acquirer or Acquirers that receive the prior approval of the Commission and only in a manner that receives the prior approval of the Commission; and

ii.	within eight (8) months of the date DaVita receives notice of such determination from the Commission, divest the Illinois Clinic Assets absolutely and in good faith, at no minimum price, as on-going businesses, to an Acquirer or Acquirers that receive the prior approval of the Commission and only in a manner that receives the prior approval of the Commission.

The Renal Advantage Divestiture Agreements are incorporated by reference into this Order and made a part hereof as Non-Public Appendix D. Any failure by

DaVita to comply with the Renal Advantage Divestiture Agreements shall constitute a failure to comply with the Order. The Renal Advantage Divestiture Agreements shall not vary or contradict, or be construed to vary or contradict, the terms of this Order. Nothing in this Order shall reduce, or be construed to reduce, any rights or benefits of Renal Advantage, or any obligations of DaVita, under the Renal Advantage Divestiture Agreements.

If DaVita has divested the Appendix A Clinic Assets to Renal Advantage prior to the date this Order becomes final, and if, at the time the Commission makes this Order final, the Commission determines that Renal Advantage is not an acceptable acquirer or that the Renal Advantage Divestiture Agreements are not an acceptable manner of divestiture, and so notifies DaVita, then DaVita shall within three (3) business days of receiving such notification, rescind the transaction with Renal Advantage and shall divest the Appendix A Clinic Assets in accordance with the proviso to Paragraph II.A.1. of this Order.

2.	Within ten (10) days after the Effective Date, DaVita shall divest to the Westside Clinic Acquirer, absolutely, and in good faith, pursuant to and in accordance with the Westside Clinic Divestiture Agreement, the Westside Clinic Assets as an on-going business. The Westside Clinic Divestiture Agreement is incorporated by reference into this Order and made a part hereof as Non-Public Appendix E. Any failure by DaVita to comply with the Westside Clinic Divestiture Agreement shall constitute a failure to comply with the Order. The Westside Clinic Divestiture Agreement shall not vary or contradict, or be construed to vary or contradict, the terms of this Order. Nothing in this Order shall reduce, or be construed to reduce, any rights or benefits of the Westside Clinic Acquirer, or any obligations of DaVita, under the Westside Clinic Divestiture Agreement.

3.	Within ten (10) days after the Effective Date, pursuant to and in accordance with the Colton Clinic Divestiture Agreement, DaVita shall:

a.	terminate the Colton Clinic Management Agreement, thereby transferring management of the Colton Clinic to the Colton Partnership, and

b.	divest to the Colton Partnership, absolutely, and in good faith, the Colton Clinic Assets as an on-going business. The Colton Clinic Divestiture Agreement is incorporated by reference into this Order and made a part hereof as Non-Public Appendix F. Any failure by DaVita to comply with the Colton Clinic Divestiture Agreement shall constitute a failure to comply with the Order.

The Colton Clinic Divestiture Agreement shall not vary or contradict, or be construed to vary or contradict, the terms of this Order. Nothing in this Order shall reduce, or be construed to reduce, any rights or benefits of the Colton Partnership, or any obligations of DaVita, under the Colton Clinic Divestiture Agreement.

4.	Within ten (10) days after the Effective Date, pursuant to and in accordance with the South S.F. Clinic Management Termination Agreement, DaVita shall terminate the South S.F. Clinic Management Agreement, thereby transferring management of the South S.F. Clinic to Peninsula Nephrology. The South S.F. Clinic Management Termination Agreement is incorporated by reference into this Order and made a part hereof as Non-Public Appendix G. Any failure by DaVita to comply with the South S.F. Clinic Management Termination Agreement shall constitute a failure to comply with the Order. The South S.F. Clinic Management Termination Agreement shall not vary or contradict, or be construed to vary or contradict, the terms of this Order. Nothing in this Order shall reduce, or be construed to reduce, any rights or benefits of Peninsula Nephrology, or any obligations of DaVita, under the South S.F. Clinic Management Termination Agreement.

5.	No later than one hundred twenty (120) days after the date the Agreement Containing Consent Order is accepted for public comment by the Commission, Respondent shall divest absolutely, in good faith, and in a manner that receives the prior approval of the Commission, the Owned Real Property to an Acquirer or Acquirers that receive the prior approval of the Commission. DaVita shall place no restrictions, other than the restrictions imposed by the Leases Of The Owned Real Property, on the use of the Owned Real Property by such Acquirer or Acquirers.

B.	DaVita shall divest the Assets To Be Divested, and terminate the Management Agreements, on the terms set forth in this Paragraph II.B., in addition to other terms that may be required by this Order and by the Divestiture Agreements; and DaVita shall agree with the Acquirers, as part of the Divestiture Agreements, to comply with the terms set forth in this Paragraph II.B.; PROVIDED, HOWEVER, this Paragraph II.B. does not apply to the Owned Real Property or to the Acquirers of the Owned Real Property:

1.	DaVita shall place no restrictions on the use by any Acquirer of any of the Assets To Be Divested or any of the Clinics To Be Divested.

2.	DaVita shall cooperate with the Acquirer and assist the Acquirer, at no cost to the Acquirer, at the Time Of Divestiture of each Clinic To Be Divested, in obtaining all Government Approvals For Divestiture, and all Government Approvals For Continued Operation, for each Clinic To Be Divested; PROVIDED, HOWEVER, this Paragraph II.B.2. does not apply to the South S.F. Clinic, to the Assets Associated with that Clinic, or to the Acquirer of that Clinic.

3.	DaVita shall, at the Time Of Divestiture of each Clinic To Be Divested:

a.

assign to the Acquirer all rights, title, and interest to leases for the Real Property Of The Clinic, and shall obtain all approvals necessary for such assignments; PROVIDED, HOWEVER, that (1) if the Acquirer obtains all rights, title, and interest to a lease for Real Property Of A Clinic To Be Divested before the Assets To Be Divested are divested pursuant to

Paragraph II.A. of this Order, and (2) the Acquirer certifies its receipt of such lease and attaches it as part of the Divestiture Agreement, then DaVita shall not be required to make the assignments for such Clinic To Be Divested as required by this Paragraph; PROVIDED, FURTHER, HOWEVER, this Paragraph II.B.3.a. does not apply to the Colton Clinic and the South S.F. Clinic, to the Assets Associated with those Clinics, or to the Acquirers of those Clinics.; and

b.	assign to the Acquirer all of the Clinic’s Physician Contracts, and shall obtain all approvals necessary for such assignment; PROVIDED, HOWEVER, that (1) if the Acquirer enters into a Clinic’s Physician Contract for a Clinic To Be Divested before the Assets To Be Divested are divested pursuant to Paragraph II.A. of this Order, and (2) the Acquirer certifies its receipt of such contract and attaches it as part of the Divestiture Agreement, then DaVita shall not be required to make the assignment for such Clinic To Be Divested as required by this Paragraph; PROVIDED, FURTHER, HOWEVER, this Paragraph II.B.3.b. does not apply to the Colton Clinic, the South S.F. Clinic, and the Westside Clinic, to the Assets Associated with those Clinics, or to the Acquirers of those Clinics.

4.	With respect to all Other Contracts Of Each Clinic To Be Divested, DaVita shall, at the Acquirer’s option and at the Time Of Divestiture of each Clinic To Be Divested:

a.	if such contract can be assigned without third party approval, assign its rights under the contract to the Acquirer; and

b.	if such contract can be assigned to the Acquirer only with third party approval, assist and cooperate with the Acquirer in obtaining:

(1)	such third party approval and in assigning the contract to the Acquirer; or

(2)	a new contract.

5.	DaVita shall:

a.	at the Time Of Divestiture of each Clinic To Be Divested, provide to the Acquirer of such Clinic contact information about Payors and Suppliers for the Clinic, and

b.	not object to the sharing of Payor and Supplier contract terms Relating To the Clinics To Be Divested: (i) if the Payor or Supplier consents in writing to such disclosure upon a request by the Acquirer, and (ii) if the Acquirer enters into a confidentiality agreement with DaVita not to disclose the information to any third party;

PROVIDED, HOWEVER, this Paragraph II.B.5. does not apply to the South S.F. Clinic, to the Assets Associated with that Clinic, or to the Acquirer of that Clinic.

6.	Until sixty (60) days after the Time Of Divestiture of each Clinic To Be Divested, DaVita shall:

a.	facilitate interviews between each DaVita Employee Of A Clinic To Be Divested and the Acquirer of the Clinic, and shall not discourage such employee from participating in such interviews; and

b.	not interfere in employment negotiations between each DaVita Employee Of A Clinic To Be Divested and the Acquirer of the Clinic;

PROVIDED, HOWEVER, this Paragraph II.B.6. does not apply to the South S.F. Clinic, to the Assets Associated with that Clinic, or to the Acquirer of that Clinic.

7.	With respect to each DaVita Employee Of A Clinic To Be Divested who receives, within sixty (60) days of the Time Of Divestiture of any Clinic at which he or she is employed, an offer of employment from the Acquirer of that Clinic, DaVita shall do the following:

a.	DaVita shall not prevent, prohibit or restrict or threaten to prevent, prohibit or restrict the DaVita Employee Of The Clinic To Be Divested from being employed by the Acquirer of the Clinic, and shall not offer any incentive to the DaVita Employee Of The Clinic To Be Divested to decline employment with the Acquirer of the Clinic;

b.	if the DaVita Employee Of The Clinic To Be Divested accepts such offer of employment from the Acquirer, DaVita shall cooperate with the Acquirer of the Clinic in effecting transfer of the DaVita Employee Of The Clinic To Be Divested to the employ of the Acquirer of the Clinic;

c.	DaVita shall eliminate any contractual provisions or other restrictions that would otherwise prevent the DaVita Employee Of The Clinic To Be Divested from being employed by the Acquirer of the Clinic;

d.	DaVita shall eliminate any confidentiality restrictions that would prevent the DaVita Employee Of The Clinic To Be Divested who accepts employment with the Acquirer of the Clinic from using or transferring to the Acquirer any information Relating To the Operation Of The Clinic;

e.	DaVita shall pay, for the benefit of any DaVita Employee Of The Clinic To Be Divested who accepts employment with the Acquirer of the Clinic, all accrued bonuses, vested pensions and other accrued benefits; and

PROVIDED, HOWEVER, this Paragraph II.B.7. does not apply to the South S.F. Clinic, to the Assets Associated with that Clinic, or to the Acquirer of that Clinic.

8.	For a period of two (2) years following the Time Of Divestiture of each Clinic To Be Divested, DaVita shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any Employee Of A Clinic To Be Divested who is employed by the Acquirer to terminate his or her employment relationship with the Acquirer, unless that employment relationship has already been terminated by the Acquirer; PROVIDED, HOWEVER, DaVita may make general advertisements for employees including, but not limited to, in newspapers, trade publications, websites, or other media not targeted specifically at Acquirer’s employees; PROVIDED, FURTHER, HOWEVER, DaVita may hire employees who apply for employment with DaVita, as long as such employees were not solicited by DaVita in violation of this Paragraph II.B.8.; PROVIDED, FURTHER, HOWEVER, DaVita may offer employment to an Employee Of A Clinic To Be Divested who is employed by the Acquirer in only a part-time capacity, if the employment offered by DaVita would not, in any way, interfere with the employee’s ability to fulfill his or her employment responsibilities to the Acquirer.

9.	For a period of not less than forty-five (45) days, which period may begin prior to the signing of the Consent Agreement and which shall end no earlier than ten (10) days after the Time Of Divestiture of each Clinic To Be Divested (“Forty-Five Day Hiring Period”), DaVita shall:

a.	facilitate interviews between each Regional Manager Of A Clinic To Be Divested and the Acquirer of the Clinic, and shall not discourage such Regional Manager from participating in such interviews; and

b.	not interfere in employment negotiations between each Regional Manager Of A Clinic To Be Divested and the Acquirer of the Clinic;

PROVIDED, HOWEVER, the terms of this Paragraph II.B.9. shall not apply after Acquirers have hired six (6) Regional Managers who were each previously employed by DaVita or Gambro at any time since June 1, 2005; PROVIDED, FURTHER, HOWEVER, the terms of this Paragraph II.B.9. shall not apply to the Westside Clinic, the Colton Clinic, and the South S.F. Clinic, to the Assets Associated with those Clinics, or to the Acquirers of those Clinics.

10.	With respect to each Regional Manager Of A Clinic To Be Divested who receives, within the Forty-Five Day Hiring Period required by Paragraph II.B.9. of this Order an offer of employment from the Acquirer of that Clinic, DaVita shall do the following:

a.	DaVita shall not prevent, prohibit or restrict or threaten to prevent, prohibit or restrict the Regional Manager Of The Clinic To Be Divested from being employed by the Acquirer of the Clinic, and shall not offer any incentive to the Regional Manager Of The Clinic To Be Divested to decline employment with the Acquirer of the Clinic;

b.	if the Regional Manager Of The Clinic To Be Divested accepts such offer of employment from the Acquirer, DaVita shall cooperate with the Acquirer of the Clinic in effecting transfer of the Regional Manager Of The Clinic To Be Divested to the employ of the Acquirer of the Clinic;

c.	DaVita shall eliminate any contractual provisions or other restrictions that would otherwise prevent the Regional Manager Of The Clinic To Be Divested from being employed by the Acquirer of the Clinic;

d.	DaVita shall eliminate any confidentiality restrictions that would prevent the Regional Manager Of The Clinic To Be Divested who accepts employment with the Acquirer of the Clinic from using or transferring to the Acquirer any information Relating To the Operation Of The Clinic;

e.	DaVita shall pay, for the benefit of any Regional Manager Of The Clinic To Be Divested who accepts employment with the Acquirer of the Clinic, all accrued bonuses, vested pensions and other accrued benefits;

f.	for a period of two (2) years following the Time Of Divestiture of the Clinic To Be Divested, DaVita shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any Regional Manager of the Acquirer who was previously a Regional Manager of A Clinic To Be Divested to terminate his or her employment relationship with the Acquirer unless the individual has been terminated by the Acquirer; PROVIDED, HOWEVER, DaVita may make general advertisements for Regional Managers including, but not limited to, in newspapers, trade publications, websites, or other media not targeted specifically at Acquirer’s Regional Managers; PROVIDED, FURTHER, HOWEVER, DaVita may hire Regional Managers who apply for employment with DaVita, as long as such Regional Managers were not solicited by DaVita in violation of this Paragraph II.B.10.f.;

PROVIDED, HOWEVER, after Acquirers have hired six (6) Regional Managers who were each previously employed by DaVita or Gambro at any time since June 1, 2005, the terms of this Paragraph II.B.10. shall apply only to those six (6) Regional Managers hired by the Acquirers; PROVIDED, FURTHER, HOWEVER, the terms of this Paragraph II.B.10. shall not apply to the Westside Clinic, the Colton Clinic, and the South S.F. Clinic, to the Assets Associated with those Clinics, or to the Acquirers of those Clinics.

11.	With respect to each Physician who has provided services to a Clinic To Be Divested pursuant to any of the Clinic’s Physician Contracts in effect at any time during the four (4) months preceding the Time Of Divestiture of the Clinic (“Contract Physician”):

a.	DaVita shall not offer any incentive to the Contract Physician, the Contract Physician’s practice group, or other members of the Contract

Physician’s practice group to decline to provide services to the Clinic To Be Divested, and shall eliminate any confidentiality restrictions that would prevent the Contract Physician, the Contract Physician’s practice group, or other members of the Contract Physician’s practice group from using or transferring to the Acquirer of the Clinic To Be Divested any information Relating To the Operation Of The Clinic; PROVIDED, HOWEVER, this Paragraph II.B.11.a. does not apply to the South S.F. Clinic, to the Assets Associated with that Clinic, or to the Acquirer of that Clinic; and

b.	For a period of three (3) years following the Time Of Divestiture of each Clinic To Be Divested, DaVita shall not contract for the services of the Contract Physician, the Contract Physician’s practice group, or other members of the Contract Physician’s practice group for the provision of Contract Services to be performed in any of the areas listed in Appendix B of this Order that correspond to such Clinic. PROVIDED, HOWEVER, if the Contract Physician, or the Contract Physician’s practice group, or other members of the Contract Physician’s practice group were providing services to a Clinic pursuant to a contract with DaVita or Gambro in effect as of June 1, 2005, then DaVita may contract with such Contract Physicians, or the Contract Physician’s practice group, or other members of the Contract Physician’s practice group for services to be provided to that particular Clinic; PROVIDED, FURTHER, HOWEVER, the terms of this Paragraph II.B.11.b. shall not apply to the Westside Clinic, the Colton Clinic, and the South S.F. Clinic, to the Assets Associated with those Clinics, or to the Acquirers of those Clinics; PROVIDED, FURTHER, HOWEVER, the terms of this Paragraph II.B.11.b. shall not apply, in Kent County, Michigan, to Renal Associates of Grand Rapids if, prior to the date the Appendix A Clinic Assets are divested pursuant to Paragraph II.A.1., DaVita terminates, in writing, any contractual rights DaVita has with Renal Associates of Grand Rapids that prevent or hinder, in any way, the ability of Renal Associates of Grand Rapids, to contract with, or offer services to, any Person other than DaVita.

12.	With respect to Material Confidential Information relating exclusively to any of the Clinics To Be Divested, DaVita shall:

a.	not disclose such information to any Person other than the Acquirer of such Clinic;

b.	after the Time Of Divestiture of such Clinic:

(1)	not use such information for any purpose other than complying with the terms of this Order or with any law; and

(2)	destroy all records of such information, except to the extent that: (1) DaVita is required by law to retain such information, and (2) DaVita’s inside or outside attorneys may keep one copy solely for archival purposes, but may not disclose such copy to the rest of DaVita.

13.	At the Time Of Divestiture of each Clinic To Be Divested, DaVita shall provide the Acquirer of the Clinic with manuals, instructions, and specifications sufficient for the Acquirer to access and use any information

a.	divested to the Acquirer pursuant to this Order, or

b.	in the possession of the Acquirer, and previously used by DaVita or Gambro in the Operation Of The Clinic.

14.	For two (2) years following the Time Of Divestiture of each Clinic To Be Divested, DaVita shall not solicit the business of any patients that received any goods or services from such Clinic between May 1, 2005, and the date of such divestiture, PROVIDED, HOWEVER, DaVita may (i) make general advertisements for the business of such patients including, but not limited to, in newspapers, trade publications, websites, or other media not targeted specifically at such patients, and (ii) provide advertising and promotions directly to any patient that initiates discussions with, or makes a request to, any DaVita employee.

15.	DaVita shall convey to each Acquirer of a Clinic To Be Divested the right to use any Licensed Intangible Property (to the extent permitted by the third-party licensor), if such right is needed for the Operation Of The Clinic by the Acquirer and if the Acquirer is unable, using commercially reasonable efforts, to obtain equivalent rights from other third parties on commercially reasonable terms and conditions.

16.	DaVita shall do nothing to prevent or discourage Suppliers that, prior to the Time Of Divestiture of any Clinic To Be Divested, supplied goods and services for use in any Clinic To Be Divested from continuing to supply goods and services for use in such Clinic.

17.	With respect to DaVita’s Medical Protocols:

a.	DaVita shall retain a copy of DaVita’s Medical Protocols until six (6) months after all of the Assets To Be Divested have been divested, and the Colton Clinic Management Agreement has been terminated, pursuant to this Order;

b.

If any Acquirer of a Clinic To Be Divested requests in writing to DaVita, within six (6) months of the Time Of Divestiture of that Clinic to that Acquirer, that DaVita license a copy of DaVita’s Medical Protocols to that Acquirer, DaVita shall within five (5) business days of such request, grant to that Acquirer a royalty-free perpetual worldwide license for the use, without any limitation, of DaVita’s Medical Protocols (including the right to transfer or sublicense such protocols, exclusively or nonexclusively, to others by any means); and

c.	DaVita shall create no disincentive for any Acquirer of a Clinic To Be Divested to make such a request for a license for DaVita’s Medical Protocols, and shall not enter into any agreement or understanding with any Acquirer that the Acquirer not make such a request.

PROVIDED, HOWEVER, this Paragraph II.B.17. does not apply to the South S.F. Clinic, to the Assets Associated with that Clinic, or to the Acquirer of that Clinic.

C.	DaVita shall not acquire Gambro Healthcare Inc. until it has obtained for all Clinics To Be Divested:

1.	all Governmental Approvals For Divestiture necessary for the Acquirers of such Clinics to be able to own, and initially operate, the Clinics; PROVIDED, HOWEVER, DaVita shall not be required to obtain Illinois Governmental Approvals For Divestiture prior to acquiring Gambro Healthcare Inc.;

2.	all approvals for assignment of the leases for the Real Property Of The Clinics, as required by to Paragraph II.B.3.a. of this Order; and

3.	all approvals for the assignment of the Clinic’s Physician Contracts, as required by Paragraph II.B.3.b. of this Order.

Copies of all such approvals shall be incorporated into the Divestiture Agreements as appendices.

D.	The purpose of Paragraph II of this Order is to ensure the continuation of the Clinics To Be Divested as, or as part of, ongoing viable enterprises engaged in the same business in which such assets were engaged at the time of the announcement of the acquisition by DaVita Inc. of Gambro Healthcare Inc., to ensure that the Clinics To Be Divested are operated independently of, and in competition with, DaVita, and to remedy the lessening of competition alleged in the Commission’s Complaint.

III.

IT IS FURTHER ORDERED that for a period of five (5) years from the date this Order is issued, DaVita shall not, without providing advance written notification to the Commission in the manner described in this paragraph, directly or indirectly:

A.	acquire any assets of or financial interest in any Clinic located in any of the areas listed in Appendix B of this Order; or

B.	enter into any contract to participate in the management or Operation Of A Clinic located in any of the areas listed in Appendix B of this Order, except to the extent that the contract relates exclusively to:

1.	off-site lab services or social worker support materials; or

2.	billing services, collection services, bookkeeping services, accounting services, supply purchasing and logistics services, or the preparation of financial reports and accounts receivable reports (collectively “Such Services”), where appropriate firewalls and confidentiality agreements are implemented to prevent Material Confidential Information of the Clinic from being disclosed to anyone participating in any way in the operation or management of any Clinic owned by DaVita or any Clinic other than the Clinic to which Such Services are being provided.

Said advance written notification shall contain (i) either a detailed term sheet for the proposed acquisition or the proposed agreement with all attachments, and (ii) documents that would be responsive to Item 4(c) of the Premerger Notification and Report Form under the Hart-Scott-Rodino Premerger Notification Act, Section 7A of the Clayton Act, 15 U.S.C. § 18a, and Rules, 16 C.F.R. § 801-803, Relating To the proposed transaction (hereinafter referred to as “the Notification), PROVIDED, HOWEVER, (i) no filing fee will be required for the Notification, (ii) an original and one copy of the Notification shall be filed only with the Secretary of the Commission and need not be submitted to the United States Department of Justice, and (iii) the Notification is required from DaVita and not from any other party to the transaction. DaVita shall provide the Notification to the Commission at least thirty (30) days prior to consummating the transaction (hereinafter referred to as the “first waiting period”). If, within the first waiting period, representatives of the Commission make a written request for additional information or documentary material (within the meaning of 16 C.F.R. § 803.20), DaVita shall not consummate the transaction until thirty days after submitting such additional information or documentary material. Early termination of the waiting periods in this paragraph may be requested and, where appropriate, granted by letter from the Bureau of Competition.

PROVIDED, HOWEVER, that prior notification shall not be required by this paragraph for a transaction for which Notification is required to be made, and has been made, pursuant to Section 7A of the Clayton Act, 15 U.S.C. § 18a.

IV.

IT IS FURTHER ORDERED that:

A.	John Strack and Mitch S. Nielson, CPA, of Focal Point Medical Consulting Group, shall be appointed Monitors to assure that DaVita expeditiously complies with all of its obligations and performs all of its responsibilities as required by this Order.

B.	No later than one (1) day after this Order is made final, DaVita shall, pursuant to the Monitor Agreement and to this Order, transfer to the Monitors all the rights, powers, and authorities necessary to permit the Monitors to perform their duties and responsibilities in a manner consistent with the purposes of this Order.

C.

In the event a substitute Monitor is required, the Commission shall select the Monitor, subject to the consent of DaVita, which consent shall not be unreasonably withheld. If DaVita has not opposed, in writing, including the reasons for opposing, the selection of a proposed Monitor within ten (10) days after notice by the staff of the Commission to DaVita of the identity of any proposed Monitor, DaVita shall be deemed to have consented to the selection of the proposed Monitor. Not later than ten (10) days after appointment of a substitute Monitor, DaVita shall execute an agreement that, subject to the prior approval of the Commission, confers on the Monitor all the rights and powers necessary to permit the Monitors to monitor DaVita’s compliance with the terms of this Order, the Order to Maintain Assets, and the Divestiture Agreements in a manner consistent with the purposes of this Order.

D.	DaVita shall consent to the following terms and conditions regarding the powers, duties, authorities, and responsibilities of the Monitors:

1.	The Monitors shall have the power and authority to monitor DaVita’s compliance with the terms of this Order, the Order to Maintain Assets, and the Divestiture Agreements, and shall exercise such power and authority and carry out the duties and responsibilities of the Monitors in a manner consistent with the purposes of this Order and in consultation with the Commission, including, but not limited to:

a.	Assuring that DaVita expeditiously complies with all of its obligations and perform all of its responsibilities as required by the this Order, the Order to Maintain Assets, and the Divestiture Agreements;

b.	Monitoring any transition services agreements;

c.	Assuring that Material Confidential Information is not received or used by DaVita or the Acquirers, except as allowed in this Order and in the Order to Maintain Assets, in this matter.

2.	The Monitors shall act in a fiduciary capacity for the benefit of the Commission.

3.	The Monitors shall serve for such time as is necessary to monitor DaVita’s compliance with the provisions of this Order, the Order to Maintain Assets, and the Divestiture Agreements.

4.	Subject to any demonstrated legally recognized privilege, the Monitors shall have full and complete access to DaVita’s personnel, books, documents, records kept in the Ordinary Course Of Business, facilities and technical information, and such other relevant information as the Monitors may reasonably request, related to DaVita’s compliance with its obligations under this Order, the Order to Maintain Assets, and the Divestiture Agreements. DaVita shall cooperate with any reasonable request of the Monitors and shall take no action to interfere with or impede the Monitors’ ability to monitor DaVita’s compliance with this Order, the Order to Maintain Assets, and the Divestiture Agreements.

5.

The Monitors shall serve, without bond or other security, at the expense of DaVita on such reasonable and customary terms and conditions as the Commission may set. The Monitors shall have authority to employ, at the expense of DaVita, such consultants, accountants, attorneys and other representatives and assistants as are reasonably necessary to carry out the Monitors’ duties and responsibilities. The Monitors shall account for all expenses incurred, including fees for services rendered, subject to the approval of the Commission.

6.	DaVita shall indemnify the Monitors and hold the Monitors harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Monitors’ duties, including all reasonable fees of counsel and other reasonable expenses incurred in connection with the preparations for, or defense of, any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the Monitors.

7.	DaVita shall report to the Monitors in accordance with the requirements of this Order and/or as otherwise provided in any agreement approved by the Commission. The Monitors shall evaluate the reports submitted to the Monitors by DaVita, and any reports submitted by the Acquirer with respect to the performance of DaVita’s obligations under this Order, the Order to Maintain Assets, and the Divestiture Agreements.

8.	Within one (1) month from the date the Monitors are appointed pursuant to this paragraph, every sixty (60) days thereafter, and otherwise as requested by the Commission, the Monitor shall report in writing to the Commission concerning performance by DaVita of its obligations under this Order, the Order to Maintain Assets, and the Divestiture Agreements.

9.	DaVita may require the Monitors and each of the Monitors’ consultants, accountants, attorneys, and other representatives and assistants to sign a customary confidentiality agreement; PROVIDED, HOWEVER, such agreement shall not restrict the Monitors from providing any information to the Commission.

E.	The Commission may, among other things, require the Monitors and each of the Monitors’ consultants, accountants, attorneys, and other representatives and assistants to sign an appropriate confidentiality agreement Relating To Commission materials and information received in connection with the performance of the Monitors’ duties.

F.	If the Commission determines that the Monitors have ceased to act or failed to act diligently, the Commission may appoint a substitute Monitor in the same manner as provided in this Paragraph IV.

G.	The Commission may on its own initiative, or at the request of the Monitors, issue such additional orders or directions as may be necessary or appropriate to assure compliance with the requirements of this Order, the Order to Maintain Assets, and the Divestiture Agreements.

H.	A Monitor or Monitors appointed pursuant to this Order may be the same Person appointed as a trustee pursuant to Paragraph V of this Order and may be the same Person or Persons appointed as Monitor or Monitors under the Order to Maintain Assets.

V.

IT IS FURTHER ORDERED that:

A.	If DaVita has not divested, absolutely and in good faith and with the Commission’s prior approval, all of the Assets To Be Divested pursuant to Paragraph II of this Order, the Commission may appoint a trustee to divest any of the Assets To Be Divested that have not been divested pursuant to Paragraph II of this Order in a manner that satisfies the requirements of Paragraph II of this Order. In the event that the Commission or the Attorney General brings an action pursuant to Section 5(l) of the Federal Trade Commission Act, 15 U.S.C. § 45(l), or any other statute enforced by the Commission, DaVita shall consent to the appointment of a trustee in such action to divest the relevant assets in accordance with the terms of this Order. Neither the appointment of a trustee nor a decision not to appoint a trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other relief available to it, including a court-appointed trustee, pursuant to § 5(l) of the Federal Trade Commission Act, or any other statute enforced by the Commission, for any failure by DaVita to comply with this Order.

B.	The Commission shall select the trustee, subject to the consent of DaVita, which consent shall not be unreasonably withheld. The trustee shall be a Person with experience and expertise in acquisitions and divestitures. If DaVita has not opposed, in writing, including the reasons for opposing, the selection of any proposed trustee within ten (10) days after receipt of notice by the staff of the Commission to DaVita of the identity of any proposed trustee, DaVita shall be deemed to have consented to the selection of the proposed trustee.

C.	Within ten (10) days after appointment of a trustee, DaVita shall execute a trust agreement that, subject to the prior approval of the Commission, transfers to the trustee all rights and powers necessary to permit the trustee to effect the divestitures required by this Order.

D.	If a trustee is appointed by the Commission or a court pursuant to this Order, DaVita shall consent to the following terms and conditions regarding the trustee’s powers, duties, authority, and responsibilities:

1.	Subject to the prior approval of the Commission, the trustee shall have the exclusive power and authority to divest any of the Assets To Be Divested that have not been divested pursuant to Paragraph II of this Order.

2.	The trustee shall have twelve (12) months from the date the Commission approves the trust agreement described herein to accomplish the divestiture, which shall be subject to the prior approval of the Commission. If, however, at the end of the twelve (12) month period, the trustee has submitted a divestiture plan or believes that the divestiture can be achieved within a reasonable time, the divestiture period may be extended by the Commission; PROVIDED, HOWEVER, the Commission may extend the divestiture period only two (2) times.

3.	Subject to any demonstrated legally recognized privilege, the trustee shall have full and complete access to the personnel, books, records, and facilities related to the relevant assets that are required to be divested by this Order and to any other relevant information, as the trustee may request. DaVita shall develop such financial or other information as the trustee may request and shall cooperate with the trustee. DaVita shall take no action to interfere with or impede the trustee’s accomplishment of the divestiture. Any delays in divestiture caused by DaVita shall extend the time for divestiture under this Paragraph V in an amount equal to the delay, as determined by the Commission or, for a court-appointed trustee, by the court.

4.	The trustee shall use commercially reasonable best efforts to negotiate the most favorable price and terms available in each contract that is submitted to the Commission, subject to DaVita’s absolute and unconditional obligation to divest expeditiously and at no minimum price. The divestiture shall be made in the manner and to an Acquirer or Acquirers as required by this Order; PROVIDED, HOWEVER, if the trustee receives bona fide offers for particular assets from more than one acquiring entity, and if the Commission determines to approve more than one such acquiring entity for such assets, the trustee shall divest the assets to the acquiring entity selected by DaVita from among those approved by the Commission; PROVIDED, FURTHER, HOWEVER, that DaVita shall select such entity within five (5) days of receiving notification of the Commission’s approval.

5.	The trustee shall serve, without bond or other security, at the cost and expense of DaVita, on such reasonable and customary terms and conditions as the Commission or a court may set. The trustee shall have the authority to employ, at the cost and expense of DaVita, such consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the trustee’s duties and responsibilities. The trustee shall account for all monies derived from the divestiture and all expenses incurred. After approval by the Commission and, in the case of a court-appointed trustee, by the court, of the account of the trustee, including fees for the trustee’s services, all remaining monies shall be paid at the direction of DaVita, and the trustee’s power shall be terminated. The compensation of the trustee shall be based at least in significant part on a commission arrangement contingent on the divestiture of all of the relevant assets that are required to be divested by this Order.

6.	DaVita shall indemnify the trustee and hold the trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the trustee’s duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of, any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the trustee.

7.	The trustee shall have no obligation or authority to operate or maintain the relevant assets required to be divested by this Order.

8.	The trustee shall report in writing to DaVita and to the Commission every sixty (60) days concerning the trustee’s efforts to accomplish the divestiture.

9.	DaVita may require the trustee and each of the trustee’s consultants, accountants, attorneys, and other representatives and assistants to sign a customary confidentiality agreement; PROVIDED, HOWEVER, such agreement shall not restrict the trustee from providing any information to the Commission.

E.	If the Commission determines that a trustee has ceased to act or failed to act diligently, the Commission may appoint a substitute trustee in the same manner as provided in this Paragraph V.

F.	The Commission or, in the case of a court-appointed trustee, the court, may on its own initiative or at the request of the trustee issue such additional orders or directions as may be necessary or appropriate to accomplish the divestiture required by this Order.

G.	The trustee appointed pursuant to this Paragraph may be the same Person appointed as the Monitor pursuant to the relevant provisions of this Order or the Order to Maintain Assets.

VI.

IT IS FURTHER ORDERED that if:

A.	the Commission has determined, pursuant to the proviso to Paragraph II.A.1. of this Order, that Renal Advantage is not an acceptable acquirer of the Appendix A Clinic Assets or that the Renal Advantage Divestiture Agreements are not an acceptable manner of divestiture of the Appendix A Clinic Assets,

B.	the Commission has approved, and has not withdrawn its approval of:

1.	the divestiture of any of the Appendix A Clinic Assets located in California to an acquirer other than Renal Advantage, or

2.	a manner of divestiture of any of the Appendix A Clinic Assets located in California that is different from the manner of divestiture set forth in the Renal Advantage Divestiture Agreement; and

C.	DaVita has certified to the Commission, prior to the expiration of the applicable six (6) month deadline under Paragraph II.A.1. of this Order for completing the divestiture of such assets, that:

1.	notwithstanding timely and complete application by DaVita to the State of California for approval of the divestiture pursuant to an applicable consent decree to which the State of California and DaVita are parties, the State of California has failed to approve the divestiture of such assets, or

2.	the State of California has filed a timely motion in court seeking

3.	to enjoin the proposed divestiture, or other relief under such consent decree that, if granted, would prevent the proposed divestiture from occurring or would affect the manner of the proposed divestiture;

then the six (6) month deadline for completing the divestiture of such assets shall be extended (i) an additional three (3) months or (ii) if the State of California files the timely motion referenced in Paragraph VI.C.2. of this Order, until the disposition of the motion, whichever is later.

VII.

IT IS FURTHER ORDERED that if:

A.	the Commission has determined pursuant to the proviso to Paragraph II.A.1. of this Order, that Renal Advantage is not an acceptable acquirer of the Appendix A Clinic Assets or that the Renal Advantage Divestiture Agreements are not an acceptable manner of divestiture of the Appendix A Clinic Assets;

B.	the Commission has approved, and has not withdrawn its approval of:

1.	the divestiture of any of the Appendix A Clinic Assets located in Michigan to an acquirer other than Renal Advantage, or

2.	a manner of divestiture of any of the Appendix A Clinic Assets located in Michigan that is different from the manner of divestiture set forth in the Renal Advantage Divestiture Agreement; and

C.	DaVita has certified to the Commission, prior to the expiration of the applicable six (6) month deadline under Paragraph II.A.1. of this Order for completing the divestiture of such assets, that:

1.	notwithstanding timely and complete application by DaVita to the State of Michigan for approval of the divestiture pursuant to an applicable consent decree to which the State of Michigan and DaVita are parties, the State of Michigan has failed to approve the divestiture of such assets, or

2.	the State of Michigan has filed a timely motion in court seeking

a.	to enjoin the proposed divestiture, or

b.	other relief under such consent decree that, if granted, would prevent the proposed divestiture from occurring or would affect the manner of the proposed divestiture;

then the six (6) month deadline for completing the divestiture of such assets shall be extended (i) an additional three (3) months or (ii) if the State of Michigan files the timely motion referenced in Paragraph VII.C.2. of this Order, until the disposition of the motion, whichever is later.

VIII.

IT IS FURTHER ORDERED that:

A.	Beginning thirty (30) days after the date this Order becomes final, and every thirty (30) days thereafter until DaVita has fully complied with Paragraphs II.A., II.B.3., II.B.5.a., II.B.6., II.B.9., II.B.13., and II.B.17. of this Order, DaVita shall submit to the Commission a verified written report setting forth in detail the manner and form in which it intends to comply, is complying, and has complied with the terms of this Order, the Order to Maintain Assets, and the Divestiture Agreements. DaVita shall submit at the same time a copy of these reports to the Monitors, if any Monitors have been appointed.

B.	Beginning twelve (12) months after the date this Order becomes final, and annually thereafter on the anniversary of the date this Order becomes final, for the next four (4) years, DaVita shall submit to the Commission verified written reports setting forth in detail the manner and form in which it is complying and has complied with this Order, the Order to Maintain Assets, and the Divestiture Agreements. DaVita shall submit at the same time a copy of these reports to the Monitors, if any Monitors have been appointed.

IX.

IT IS FURTHER ORDERED that DaVita shall notify the Commission at least thirty (30) days prior to:

A.	Any proposed dissolution of DaVita,

B.	Any proposed acquisition, merger or consolidation of DaVita, or

C.	Any other change in DaVita that may affect compliance obligations arising out of this Order, including but not limited to assignment, the creation or dissolution of subsidiaries, or any other change in DaVita.

X.

IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this Order, and subject to any legally recognized privilege, and upon written request with reasonable notice to DaVita, DaVita shall permit any duly authorized representative of the Commission:

A.	Access, during office hours of DaVita and in the presence of counsel, to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda, and all other records and documents in the possession or under the control of DaVita related to compliance with this Order; and

B.	Upon five (5) days’ notice to DaVita and without restraint or interference from DaVita, to interview officers, directors, or employees of DaVita, who may have counsel present, regarding such matters.

XI.

IT IS FURTHER ORDERED that this Order shall terminate ten (10) years from the date the Order is issued.

By the Commission.

Donald S. Clark
Secretary

SEAL

ISSUED:

APPENDIX A

APPENDIX A CLINICS

	Clinic Name	Clinic Address
1	DaVita Chula Vista	1181 Broadway Suite 5 Chula Vista, CA 91911

2	DaVita Community Hemodialysis	1800 Haight Street San Francisco, CA 94117

3	Eastmont Dialysis Center	6955 Foothill Boulevard Oakland, CA 94605

4	Mission Dialysis Center of El Cajon	858 Fletcher Parkway El Cajon, CA 92020

5	Indio Dialysis Center	46767 Monroe Street Suit 101 Indio, CA 92201

6	Irvine Dialysis Center	16255 Laguna Canyon Road Irvine, CA 92618

7	Mission Dialysis Center of Oceanside	2227-B El Camino Real Oceanside, CA 92054

8	DaVita Ocean Garden	1738 Ocean Avenue San Francisco, CA 94112

9	Pacific Coast Dialysis Center	1416 Centinela Avenue Inglewood, CA 90302

10	Palm Desert Dialysis Center	41-501 Corporate Way Palm Desert, CA 92260

11	Peralta Renal Center	2757 Telegraph Avenue Oakland, CA 94612

12	Piedmont Dialysis Center	2710 Telegraph Avenue Suite 200 Oakland, CA 94612

13	Potrero Hill Dialysis Center	1750 Cesar Chavez Street Suite A San Francisco, CA 94124

14	Rialto Dialysis Center	1850 North Riverside Suite 150 Rialto, CA 92376

15	Mission Dialysis of San Diego	7007 Mission Gorge Road 1st Floor San Diego, CA 92120

Appendix A

	Clinic Name	Clinic Address
16	DaVita San Leandro	198 East 14th Street San Leandro, CA 94577

17	Baker Place Dialysis Center	5084 Ames Avenue Omaha, NE 68104

18	Fremont Dialysis Center	2340 North Clarkson Fremont, NE 68025

19	Renal Treatment Centers – Lincolnland	1112 Centre West Drive Springfield, IL 62704

20	Omaha Dialysis Center	4350 Dewey Avenue 5th Floor Omaha, NE 68105

21	DaVita Roosevelt Park	1080 West Norton Avenue Muskegon, MI 49441

22	DaVita Bay Area	1101 9th Street North St. Petersburg, FL 33701

23	DaVita Garey Dialysis Center	1880 North Garey Avenue Pomona, CA 91767

24	DaVita Haines	110 Patterson Road Haines City, FL 33844

25	DaVita Lake Wales	1348 SR 60 East Lake Wales, FL 33853

26	DaVita Mecklenburg	3515 Latrobe Drive Charlotte, NC 28211

27	DaVita University	9030 Glenwater Drive Charlotte, NC 28262

28	DaVita Savannah	1020 Drayton Street Savannah, GA 31401

29	DaVita Warsaw	213 West College Street Warsaw, NC 28398

30	DaVita Wayne County	2403 Wayne Memorial Drive Goldsboro, NC 27534

31	DaVita Winter Haven	400 Security Square Winter Haven, FL 33880

32	Chico Dialysis Center	1030 Village Lane Chico, CA 95926

33	East Olympic Dialysis Center	5714 E. Olympic Boulevard Commerce, CA 90022

Page ii

Appendix A

	Clinic Name	Clinic Address
34	Elk Grove Dialysis Center	8139 Elk Grove Boulevard Suite 200 Elk Grove, CA 96758

35	Gambro Healthcare – Fountain Valley	17197 Newhope Avenue Suite A, B, C Fountain Valley, CA 92708

36	Garden Grove Dialysis Center	12555 Garden Grove Boulevard Garden Grove, CA 92843

37	Harbor Boulevard Dialysis Center	12761 Harbor Boulevard Garden Grove, CA 92840

38	Los Angeles Dialysis Center	11859 Compton Avenue Los Angeles, CA 90059

39	Placer Dialysis Center	1451 Secret Ravine Parkway Bldg. D Roseville, CA 95661

40	Redlands Dialysis Center	1210 Indiana Court Redlands, CA 92374

41	Roseville Dialysis Center	218 Harding Boulevard Roseville, CA 95678

42	San Bernardino Dialysis Center	1500 North Waterman Avenue San Bernardino, CA 92404

43	San Joaquin Dialysis Center	3115 West March Lane Stockton, CA 95219

44	Solano Dialysis Center	490 Chadbourne Road Fairfield, CA 94534

45	Stockton Dialysis Center	2350 N. California Street Stockton, CA 95204

46	Tustin Dialysis Center	535 East First Street Tustin, CA 92780-3312

47	Westminster North	290 Hospital Cr. Westminster, CA 92683

48	Gambro Healthcare – Clyde Park	4893 Clyde Park Avenue Southwest Wyoming, MI 49509

49	Gambro Healthcare – Jackson	200 South East Avenue Jackson, MI 49201

50	Gambro Healthcare – Rockford	311 Rockford Park Drive NE Rockford, MI 49341

51	Gambro Healthcare – Zeeland	2 Royal Park Drive Zeeland, MI 49464

Page iii

Appendix A

	Clinic Name	Clinic Address
52	Gambro Healthcare – Airline Blvd.	2890 Airline Blvd. Portsmouth, VA 23701

53	Gambro Healthcare – Beltsville	10701 Baltimore Avenue Beltsville, MD 20705

54	Gambro Healthcare – Churchland	3204 Churchland Blvd. Chesapeake, VA 23321

55	Gambro Healthcare – Richmond MCV Downtown	800 West Leight Street Richmond, VA 23220

56	Gambro Healthcare – Newport News	739 Thimble Shoals Boulevard #600 Newport News, VA 23606

57	Gambro Healthcare – Oxon Hill	5410 Indian Head Highway Oxon Hill, MD 20745

58	Gambro Healthcare – Portsmouth	311 Goode Way Portsmouth, VA 23704

59	Gambro Healthcare – Richmond MCV	2521 Mechanicsville Turnpike Richmond, VA 23223

60	Gambro Healthcare – Silver Hill	5652 Silver Hill Road Penn Station Shopping Center District Heights, MD 20747

61	Gambro Healthcare – Clearwater	1124 Lakeview Road Suite 1 Clearwater, FL 33756

62	Gambro Healthcare – Fort Pierce	2501 Ohio Avenue Fort Pierce, FL 34947

63	Gambro Healthcare – Palm Harbor	30522 U.S. 19 N. Suite 100 Palm Harbor, FL 34684

64	Gambro Healthcare – Port St. Lucie	1407 SE Gold Tree Drive Port St. Lucie, Fl 34952

65	Gambro Healthcare – Punta Gorda	355 DuPont Street Punta Gorda, FL 33950

66	Gambro Healthcare – Seminole	12505 Starkey Road Suite B Largo, FL 33773

67	Gambro Fairview Heights	821 Lincoln Hwy. Fairview Heights, IL 62208

68	Gambro Breese	160 N. Main St. Breese, IL 62230

Page iv

APPENDIX B

AREA DEFINITIONS

! Five digit numbers refer to zip codes.

! Geographic areas bounded by roads include all properties abutting the referenced road (i.e. properties on both sides of the road).

! Zip codes or other areas fully surrounded by areas included in the area definition shall be considered part of the area definition.

! Area definitions are based on maps submitted to the Commission staff by DaVita.

	Divested Clinics	Corresponding Area Definition
1	Fremont Dialysis Center	The area in and/or near Fremont, Nebraska, consisting of: Dodge County (Nebraska); and 68002, 68015, 68025, 68026, 68044, 68064.

2	DaVita Wayne County, DaVita Warsaw	The area in and/or near Goldsboro, North Carolina, consisting of: Wayne County (North Carolina); and 28325, 28341, 28365, 28393, 28398.

3	Gambro Healthcare – Clyde Park, Gambro Healthcare – Rockford	The area in and/or near Grand Rapids, Michigan, consisting of: Kent County (Michigan).

4	Gambro Healthcare – Zeeland	The area in and/or near Zeeland, Michigan, consisting of: Ottawa County (Michigan) and 49423, 49434.

5	Gambro Healthcare – Jackson	The area in and/or near Jackson, Michigan, consisting of: Jackson County (Michigan).

6	Gambro Healthcare – Beltsville

The area in and/or near Laurel, Maryland, consisting of:

20704, 20705, 20707, 20708, 20709, 20724, 20725, 20726, 20740, 20741, 20742, 20768, 20770; and the portion of 20723 that lies to the southeast of the line formed by: (1) the section of I-95 between the northern border of 20723 and the intersection of I-95 and State Hwy 216, and (2) the section of State Hwy 216 between the intersection of State Hwy 216 and I95 and the western border of 20723.

7	DaVita Roosevelt Park	The area in and/or near Muskegon, Michigan, consisting of: Muskegon County (Michigan).

8	Gambro Healthcare – Punta Gorda	The area in and/or near Punta Gorda, Florida, consisting of: Charlotte County (Florida).

Appendix B

	Divested Clinics	Corresponding Area Definition
9	Solano Dialysis Center

The area in and/or near Fairfield, California, consisting of:

94533, 94534, 94535; and the portion of 94585 that lies to the west of the line formed by:

(1) the section of Denverton Rd. between the northern border of 94535 and the intersection of Denverton Rd. and State Hwy. 12,

(2) the section of State Hwy. 12 between the intersection of State Hwy. 12 and Denverton Rd. and the intersection of State Hwy. 12 and Shiloh Rd., and

(3) the section of Shiloh Rd. between the intersection of Shiloh Rd. and State Hwy. 12 and the southern border of 94535.

10	East Olympic Dialysis Center

The area in and/or near Los Angeles, California, that is circumscribed by the line formed by:

(1) the section of N. Lorena St. between the intersection of N. Lorena St. and E. Cesar E. Chavez Ave. and the intersection of N. Lorena St. and S. Lorena St.,

(2) the section of S. Lorena St. between the intersection of N. Lorena St. and S. Lorena St. and the intersection of S. Lorena St. and S. Grande Vista Ave.,

(3) the section of S. Grande Vista Ave. between the intersection of S. Lorena St. and S. Grand Vista Ave. and the intersection of S. Grand Vista Ave. and S. Downey Rd.,

(4) the section of S. Downey Rd. between the intersection of S. Grand Vista Ave. and S. Downey Rd. and the intersection of S. Downey Rd. and Bandini Blvd.,

(5) the section of Bandini Blvd. between the intersection of S. Downey Rd. and Bandini Blvd. and the intersection of Bandini Blvd. and Garfield Ave.,

(6) the section of Garfield Ave. between the intersection of Bandini Blvd. and Garfield Ave. and the intersection of Garfield Ave. and Telegraph Rd.,

(7) the section of Telegraph Rd. between the intersection of Garfield Ave. and Telegraph Rd. and the intersection of Telegraph Rd. and S. Greenwood Ave.,

(8) the section of Greenwood Ave. between the intersection of S. Greenwood Ave. and Telegraph Rd. and the intersection of S. Greenwood Ave. and Montebello Way,

(9) the section of Montebello Way between the intersection of S. Greenwood Ave. and Montebello Way and the intersection of Montebello Way and S. Montebello Blvd.,

(10) the section of S. Montebello Blvd. between the intersection of Montebello Way and S. Montebello Blvd. and the intersection of S. Montebello Blvd. and N. Montebello Blvd.,

(11) the section of N. Montebello Blvd. between the intersection of S. Montebello Blvd. and N. Montebello Blvd. and the intersection of N. Montebello Blvd. and Paramount Blvd.,

(12) the section of Paramount Blvd. between the intersection of N. Montebello Blvd. and Paramount Blvd. and the intersection of Paramount Blvd. and Arroyo Dr.,

(13) the section of Arroyo Dr. between the intersection of Paramount Blvd. and Arroyo Dr. and the intersection of Arroyo Dr. and Ackley St.,

Page ii

Appendix B

	Divested Clinics	Corresponding Area Definition

(14) the section of Ackley St. between the intersection of Arroyo Dr. and Ackley St. and the intersection of Ackley St. and Fulton Ave.

(15) the section of Fulton Ave. between the intersection of Ackley St. and Fulton Ave. and the intersection of Fulton Ave. and Wilcox Ave.,

(16) the section of Wilcox Ave. between the intersection of Fulton Ave. and Wilcox Ave. and the intersection of Wilcox Ave. and W. El Repetto Dr.,

(17) the section of W. El Repetto Dr. between the intersection of Wilcox Ave. and W. El Repetto Dr. and the intersection of W. El Repetto Dr. and S. Atlantic Blvd.,

(18) the section of S. Atlantic Blvd. between the intersection of W. El Repetto Dr. and S. Atlantic Blvd. and the intersection of S. Atlantic Blvd. and Brightwood St.

(19) the section of Brightwood St. between the intersection of S. Atlantic Blvd. and Brightwood St. and Brightwood St. and Monterey Pass Rd.

(20) the section of Monterey Pass Rd. between the intersection of Brightwood St. and Monterey Pass Rd. and the intersection of Monterey Pass Rd. and E. Cesar E. Chavez Ave., and

(21) the section of E. Cesar E. Chavez Ave. between the intersection of S. Monterey Pass Ave. and E. Cesar E. Chavez Ave. and the intersection of E. Cesar E. Chavez Ave. and N. Lorena St.

11	Los Angeles Dialysis Center

The area in and/or near Lynwood, California, that is circumscribed by the line formed by:

(1) the section of I-110 between the intersection of I-110 and Route 42 and the intersection of I-110 and Alondra Blvd.,

(2) the section of Alondra Blvd. between the intersection of I-110 and Alondra Blvd. and the intersection of Alondra Blvd. and I-710,

(3) the section of I-710 between the intersection of Alondra Blvd. and I-710 and the intersection of I-710 and Abbott Rd.,

(4) the section of Abbott Rd. between the intersection of I-710 and Abbott Rd. and the intersection of Abbott Rd. and W right Rd.,

(5) the section of Wright Rd. between the intersection of Abbott Rd. and Wright Rd. and the intersection of W right Rd. and Atlantic Ave.,

(6) the section of Atlantic Ave. between the intersection of Wright Rd. and Atlantic Ave. and the intersection of Atlantic Ave. and Route 42, and

(7) the section of Route 42 between the intersection of I-710 and Route 42 and the intersection of Route 42 and I-110.

Page iii

Appendix B

	Divested Clinics	Corresponding Area Definition
12	Gambro Fairview Heights, Gambro Breese

The area in and/or near East St. Louis, Illinois, consisting of:

62034, 62040, 62059, 62060, 62062, 62071, 62090, 62201, 62202, 62203, 62204, 62205, 62206, 62207, 62208, 62216, 62223, 62225, 62226, 62230, 62232, 62234, 62245, 62254, 62269, 62289, 62293, 62294;

the portion of 62218 that lies to the north of the line formed by:

(1) the portion of State Hwy 161 between the western border of 62218 and the intersection of State Hwy 161 and County Rd. 1430E,

(2) the portion of County Rd. 1430E between the intersection of State Hwy. 161 and County Rd. 1430E and the intersection of County Rd. 1430E and County Rd. 1440E, and

(2) the portion of County Rd. 1440E between the intersection of County Rd. 1430E and County Rd. 1440E and the northern border of 62218; and the portion of 62231 that lies to the west of the line formed by:

(1) the section of Old State Hwy. between the western border of 62231 and the intersection of Old State Hwy. and County Hwy 13, and

(2) the section of County Hwy 13 between the intersection of Old State Hwy. and County Hwy 13 and the southern border of 62231; and the portions of 62221, 62258, and 62265 that lies to the north of the line formed by State Hwy. 161.

13	Renal Treatment Centers – Lincolnland	The area in and/or near Springfield, Illinois, consisting of: Sangamon County (Illinois).

14	Peralta Renal Center, Piedmont Dialysis Center, Eastmont Dialysis Center, DaVita San Leandro

The area in and/or near Oakland, California, consisting of:

94501, 94502, 94546, 94577, 94578, 94579, 94601, 94602, 94603, 94604, 94605, 94606, 94607, 94608, 94609, 94610, 94611, 94612, 94613, 94614, 94618, 94619, 94620, 94621, 94622, 94623, 94624, 94625, 94643, 94649, 94659, 94660, 94661, 94662, 94666, 94702, 94703, 94704, 94705, 94710, 94712, 94720; and the portion of 94580 that lies to the north of the line formed by I-238.

15	San Jaoquin Dialysis Center, Stockton Dialysis Center

The area in and/or near Stockton, California, consisting of:

95201, 95202, 95203, 95204, 95205, 95206, 95207, 95208, 95209, 95210, 95211, 95212, 95213, 95215, 95219, 95231, 95234, 95237, 95240, 95241, 95242, 95253, 95258, 95267, 95269, 95296, 95297; and the portion of 95220 that lies to the south of the line formed by:

(1) the section of W. Peltier Rd. between the western border of 95220 and the intersection of W . Peltier Rd. and E. Peltier Rd.,

(2) the section of E. Peltier Rd. between the intersection of W. Peltier Rd. and E. Peltier Rd. and the intersection of N. Tully Rd.,

(3) the section of N. Tully Rd. between the intersection of E. Peltier Rd. and N. Tully Rd. and the intersection of N. Tully Rd. and E. Jahant Rd.

(4) the section of E. Jahant Rd. between the intersection of N. Tully Rd. and E. Jahant Rd. and the intersection of E. Jahant Rd. and N. Mackville Rd., and

(5) the section of N. Mackville Rd. between the intersection E. Jahant Rd. and N. Mackville Rd. and the eastern border of 95220.

Page iv

Appendix B

	Divested Clinics	Corresponding Area Definition
16	DaVita Haines, DaVita Winter Haven, DaVita Lake Wales	The area in and/or near Lakeland, Florida, consisting of: Polk County (Florida).

17	Gambro Healthcare – Churchland, Gambro Healthcare – Portsmouth, Gambro Healthcare – Airline Blvd.

The area in and/or near Norfolk, Virginia, that is circumscribed by the line formed by:

(1) the section of I-664 between Hampton Roads Bay and the intersection of I-664 and I-64,

(2) the section of I-64 between the intersection of I-664 and I-64 and the Hampton Roads Bay, and

(3) the Hampton Roads Bay.

18	Gambro Healthcare – Newport News

The area in and/or near Newport News, Virginia, consisting of:

23601, 23602, 23604, 23605, 23606, 23607, 23608, 23609, 23612, 23628, 23630, 23631, 23651, 23653, 23661, 23662, 23663, 23665, 23666, 23667, 23668, 23669, 23670, 23681, 23692, 23693.

19	Chico Dialysis Center	The area in and/or near Chico, California, consisting of: 95926, 95927, 95928, 95929, 95938, 95943, 95951, 95967, 95969, 95973, 95976.

20	Omaha Dialysis Center, Baker Place Dialysis Center	The area in and/or near Omaha, Nebraska, consisting of: 51501, 51502, 51503, 51526; and Douglas County (Nebraska); but excluding 68022, 68064, 68069, 68068, 68007.

21	DaVita Savannah

The area in and/or near Savannah, Georgia, consisting of:

the portion of Chatham County (Georgia) that lies to the east of I-95; and the portion of 29927 that lies to the south of the line formed by Route 170.

22	Palm Desert Dialysis Center, Indio Dialysis Center

The area in and/or near Palm Springs, California, consisting of:

92201, 92202, 92203, 92210, 92211, 92234, 92235, 92236, 92247, 92248, 92253, 92260, 92261, 92270, 92276; and the portion of 92262 that lies to the east of the line formed by:

(1) the portion of Route 111 between the northern border of 92262 and the intersection of Route 111 and Tramway Rd. and

(2) the portion of Tramway Rd. between the intersection of Route 111 and Tramway Rd. and the southern border of 92262.

23	Gambro Healthcare – Fort Pierce, Gambro Healthcare – Port St. Lucie	The area in and/or near Port St. Lucie, Florida, consisting of: St. Lucie County (Florida) and 34945, 34946, 34949, 34951, 34957, 34958, 34990, 34991, 34994, 34995, and 34996.

24	DaVita Mecklenberg, DaVita University	The area in and/or near Charlotte, North Carolina, consisting of: Mecklenburg County (North Carolina).

Page v

Appendix B

	Divested Clinics	Corresponding Area Definition
25	DaVita Garey

The area in and/or near Pomona, California, consisting of:

91701, 91708, 91710, 91711, 91729, 91730, 91743, 91750, 91758, 91761, 91762, 91763, 91764, 91766, 91767, 91768, 91769, 91784, 91785, 91786, 91798; and the portion of 91773 that lies to the southeast of the line formed by:

(1) the section of Arrow Hwy. between the eastern border of 91773 and the intersection of Arrow Hwy. and S. Lone Hill Ave.,

(2) the section of S. Lone Hill Ave. between the intersection of Arrow Hwy. and S. Lone Hill. Ave. and the intersection of S. Lone Hill Ave. and Badillo St., and

(3) the section of Badillo St. between the intersection of S. Lone Hill Ave. and Badillo St. and the western border of 91773.

26	Redlands Dialysis Center, San Bernardino Dialysis Center, Dialysis Center of Colton, Rialto Dialysis Center

The area in and/or near San Bernardino, California, consisting of:

92313, 92316, 92318, 92324, 92334, 92335, 92336, 92346, 92350, 92354, 92357, 92369, 92374, 92375, 92376, 92377, 92401, 92403, 92404, 92405, 92406, 92407, 92408, 92410, 92411, 92412, 92413, 92415, 92418, 92423, 92424, 92427;

the portion of 92373 that lies to the west of the line formed by:

(1) the section of Alessandro Rd. between the southern border of 92373 and the intersection of Allesandro Rd. and W. Sunset Dr.,

(2) the section of W. Sunset Drive. between the intersection of Allesandro Rd. and W. Sunset Dr. and the intersection of W. Sunset Dr. and E. Sunset Drive S.,

(3) the section of E. Sunset Drive S. between the intersection of W. Sunset Dr. and E. Sunset Drive S. and the intersection of E. Sunset Drive S. and Alta Vista Dr., and

(4) the section of Alta Vista Dr. between the intersection of E. Sunset Drive S. and Alta Vista Dr. and the northern border of 92373; and the portion of 92359 that lies to the west of the line formed by Crafton Ave.; but excluding 92317, 92321, 92322, 92325, 92352.

Page vi

Appendix B

	Divested Clinics	Corresponding Area Definition
27	Gambro Healthcare – Richmond MCV, Gambro Healthcare – Richmond MCV Downtown

The area in and/or near Richmond, Virginia, consisting of:

23075, 23218, 23219, 23220, 23221, 23222, 23223, 23224, 23225, 23226, 23227, 23228, 23230, 23231, 23240, 23241, 23249, 23269, 23272, 23273, 23274, 23279, 23282, 23284, 23285, 23286, 23290, 23291, 23292, 23293, 23295, 23298; and the portions of 23116 and 23111 that lie to the southwest of the line formed by:

(1) the section of New Ashcake Rd. between the eastern border of 23116 and the intersection of New Ashcake Rd. and Rural Point Rd.,

(2) the section of Rural Point Rd. between the intersection of New Ashcake Rd. and Rural Point Rd. and the intersection of Rural Point Rd. and Meadowbridge Rd./Pole Green Rd.,

(3) the section of Meadowbridge Rd./Pole Green Rd. between the intersection of Rural Point Rd. and Meadowbridge Rd./Pole Green Rd. and the intersection of Meadowbridge Rd./Pole Green Rd. and Lee Davis Rd.,

(4) the section of Lee Davis Rd. between the intersection of Meadowbridge Rd./Pole Green Rd. and Lee Davis Rd. and Lee Davis Rd. and State Hwy 156, and

(5) the section of State Hwy 156 between the intersection of Lee Davis Rd. and State Hwy 156 and the southern border of 23111.

28	Gambro Westside

The area in and/or near Hollywood, California, consisting of:

90035, 90036, 90048, 90069, 90211, 90212, 90213; the portion of 90210 to the southeast of the line formed by:

(1) the section of Sunset Blvd. between the western border of 90210 and the intersection of Sunset Blvd. and N. Whittier Dr.,

(2) the section of N. Whittier Dr. between the intersection of Sunset Blvd. and N. Whittier Dr. and the intersection of N. Whittier Dr. and Lexington Rd.,

(3) the section of Lexington Rd. between the intersection of N. Whittier Dr. and Lexington Rd. and the intersection of Lexington Rd. and N. Beverly Dr.,

(4) the section of N. Beverly Dr. between the intersection of Lexington Rd. and N. Beverly Dr. and the intersection of N. Beverly Dr. and Coldwater Canyon Dr.,

(5) the section of Coldwater Canyon Dr. between the intersection of N. Beverly Dr. and Coldwater Canyon Dr. and the intersection of Coldwater Canyon Dr. and Mulholland Dr.,

(6) the section of Mulholland Dr. between the intersection of Coldwater Canyon Dr. and Mulholland Dr. and the intersection of Mulholland Dr. and the eastern border of 90210; and the portion of 90046 that lies to the south of the line formed by Hollywood Blvd.; and the portion of 90019 that lies to the west of the line formed by S. La Brea Ave.

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Appendix B

	Divested Clinics	Corresponding Area Definition
29	Tustin Dialysis Center, Westminister North, Gambro Healthcare – Fountain Valley, Harbor Boulevard Dialysis Center, Garden Grove Dialysis Center, Irvine Dialysis Center,

The area in and/or near Irvine, California, consisting of:

92602, 92603, 92604, 92605, 92606, 92609, 92612, 92614, 92616, 92617, 92618, 92619, 92620, 92623, 92626, 92628, 92630, 92637, 92647, 92650, 92653, 92654, 92655, 90680, 92683, 92684, 92685, 92697, 92698, 92701, 92702, 92703, 92704, 92705, 92706, 92707, 92708, 92711, 92712, 92725, 92728, 92735, 92780, 92781, 92782, 92799, 92802, 92825, 92840, 92841, 92842, 92843, 92844, 92856, 92859, 92864, 92866, 92867, 92869, 92868, and 92610;

but excluding Limestone Canyon Regional Park and Whiting Ranch Regional Park

30	Pacific Coast Dialysis Center

The area in and/or near Inglewood, California, consisting of:

90008, 90043, 90056, 90083, 90189, 90230, 90231, 90233, 90301, 90302, 90303, 90304, 90305, 90308, 90309, 90310, 90313, 90398; and the portion of 90045 that lies to the east of the line formed by Route 1.

31	Gambro Healthcare – Oxon Hill, Gambro Healthcare – Silver Hill

The area in and/or near Oxon Hill, Maryland, consisting of:

20019, 20020, 20026, 20029, 20032, 20233, 20340, 20373, 20375, 20389, 20395, 20409, 20599, 20752, 20731, 20743, 20746, 20747, 20745, 20748, 20750, 20753, 20757, 20791, 20799; and the portion of 20744 that lies to the north of the line formed by:

(1) the section of W. Riverview Rd. between the western border of 20744 and the intersection of W . Riverview Rd. and Riverview Rd.,

(2) the section of Riverview Rd. between the intersection of W. Riverview Rd. and Riverview Rd. and the intersection of Riverview Rd. and Fort W ashington Rd.,

(3) the section of Fort Washington Rd. between the intersection of Riverview Rd. and Fort W ashington Rd. and the intersection of Fort W ashington Rd. and Route 210,

(4) the section of Route 210 between the intersection of Fort Washington Rd. and Route 210 and the northern intersection of Route 210 and Old Fort Rd.,

(5) the section of Old Fort Rd. between the northern intersection of Route 210 and Old Fort Rd. and the intersection of Old Fort Rd. and Allentown Rd.,

(6) the section of Allentown Rd. between the intersection of Old Fort Rd. and Allentown Rd. and the intersection of Allentown Rd. and Steed Rd., and

(7) the section of Steed Rd. between the intersection of Allentown Rd. and Steed Rd. and the eastern border of 20744.

32	Elk Grove Dialysis Center, Roseville Dialysis Center, Placer Dialysis Center	The area in and/or near Sacramento, California, consisting of: 95650, 95661, 95677, 95678, 95746, 95747, 95765; and Sacramento County (California); but excluding 94571, 95615, 95632, 95638, 95641, 95680, 95683, 95686, 95690, 95693, 95837.

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Appendix B

	Divested Clinics	Corresponding Area Definition
33	Potrero Hill Dialysis Center, DaVita Community Hemodialysis, DaVita Ocean Garden, South San Francisco Dialysis Center

The area in and/or near San Francisco, California, consisting of:

San Francisco County (California) and 94005, 94013, 94014, 94015, 94016, 94017, 94030, 94031, 94044, 94045, 94066, 94067, 94080, 94083, 94128, 94167, 94170.

34	Gambro Healthcare – Seminole, Gambro Healthcare – Palm Harbor, Gambro Healthcare – Clearwater, DaVita Bay Area	The area in and/or near St. Petersburg, Florida, consisting of: Pinellas County (Florida).

35	Mission Dialysis Center of Oceanside, Mission Dialysis of San Diego, Mission Dialysis Center of El Cajon, DaVita Chula Vista

The area in and/or near San Diego, California, consisting of:

San Diego County (California);

but excluding 91901, 91903, 91905, 91906, 91916, 91917, 91931, 91934, 91935, 91948, 91962, 91963, 91980, 91987, 92004, 92028, 92036, 92059, 92060, 92061, 92065, 92066, 92070, 92082, 92086, 92672.

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APPENDIX C

MONITOR AGREEMENT

[PUBLIC RECORD VERSION]

MONITOR AGREEMENT

MONITOR AGREEMENT (the “Agreement”), dated as of September 12, 2005, between DaVita Inc (“Respondent”). and John Strack and Mitch Nielson of FocalPoint Medical Consulting Group (“Monitors”).

PRELIMINARY STATEMENT

WHEREAS the Federal Trade Commission (the “Commission”) is considering for public comment an Agreement Containing Consent Orders with Respondent, which provides, among other things, that Respondent divest a number of dialysis clinics and assets associated with those clinics, Respondent terminate management contracts Respondent has with certain dialysis clinics, enter into agreements — if necessary — providing the acquirers of the dialysis clinics with transition services, and engage a monitor to monitor Respondent’s compliance with its obligations under the Decision and Order and Asset Maintenance Order (“Orders”);

WHEREAS, the Commission is expected to issue the Agreement Containing Consent Orders and appoint the Monitors pursuant to the Orders to monitor Respondent’s compliance with the terms of the Orders, and the Monitors have consented to such appointment;

WHEREAS, the Orders further provide that Respondent shall execute an agreement, subject to prior approval of the Commission, conferring all the rights and powers necessary to permit the Monitors to carry out their duties and responsibilities pursuant to the Orders;

WHEREAS, this Monitor Agreement, although executed by the Monitors and Respondent, is not effective for any purpose, including but not limited to imposing rights and responsibilities on Respondent or the Monitors under the Orders, until the Asset Maintenance Order has been issued and the Monitor Agreement has been approved by the Commission;

WHEREAS, the parties to this Agreement intend to be legally bound, subject only to the Commission’s approval of this Agreement.

DEFINITIONS

1. “Respondent “DaVita” means DaVita Inc., a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at El Segundo, CA, its directors, officers, employees, agents, attorneys, representatives, predecessors, successors, and assigns; its joint ventures, divisions, groups and affiliates controlled by DaVita, and the respective directors, officers, employees, agents, attorneys, representatives, predecessors, successors, and assigns of each.

2. “Other Parties” means any Person that receives approval of the Commission to acquire any of the Assets To Be Divested or is a party to the Relevant Agreements pursuant to Paragraph II and V of the Decision and Order.

3. “Acquisition Date” means the date on which the first of the Relevant Agreements pursuant to Paragraph II and V of the Decision and Order goes into effect.

Appendix C

4. “Relevant Agreements” means: all the divestiture agreements, management termination agreements, and transition services agreements entered into pursuant to Paragraphs II and V of the Decision and Order, including but not limited to, the Renal Advantage Divestiture Agreements, the Colton Clinic Management Termination Agreement, the South San Francisco Clinic Management Termination Agreement, and the Transition Services Agreement between Renal Advantage Inc. and DaVita.

5. All other capitalized words or phrases appearing in this Agreement that are not otherwise defined herein are deemed to have the defined meanings assigned to them in the Orders.

ARTICLE I

Powers of the Monitors. The Monitors shall have the rights, duties, powers and authority conferred upon the Monitor by the Orders that are necessary for the Monitors to monitor Respondent’ compliance with the Orders. No later than one day after the Asset Maintenance Order becomes final, Respondent hereby transfers to the Monitors all rights, powers, and authorities necessary to permit the Monitor to perform his duties and responsibilities pursuant to the Asset Maintenance Order and consistent with the purposes of the Decision and Order. Any descriptions thereof contained in this Agreement in no way modify the Monitors’ powers and authority or Respondent’ obligations under the Orders.

Monitor’s Duties. The Monitors shall monitor Respondent’s compliance with the Orders, including but not limited to:

a. Assuring that Respondent expeditiously comply with all of their obligations and perform all of their responsibilities as required by the Orders in this matter;

b. Monitoring Relevant Agreements;

c. Assuring that Confidential Business Information is not received or used by Respondent or Other Parties, except as allowed in the Orders in this matter.

Duration of Monitor’s Authority. The Monitors shall have all powers and duties described above and consistent with the Orders for the term set forth in the Orders.

Confidential and Proprietary Information. The Monitors shall enter into a confidentiality agreement, attached hereto as Confidential Exhibit A, agreeing to be bound by the terms and conditions of the Orders. The Monitors must retain and maintain all Material Confidential Information it receives from either Respondent or Relevant Parties on a confidential basis except as is permitted by the Orders. The Monitors may disclose confidential information only to persons employed by or working with the Monitors under this Agreement, to persons employed at the Commission, and as permitted by Respondent or Relevant Parties with respect to information they provided the Monitor. The Monitors shall require any person retained by the Monitor to assist in carrying out the duties and responsibilities of the Monitors to execute a confidentiality agreement that requires the same standard of care and obligations of confidentiality to which the Monitors must adhere under this Agreement. The Monitors shall maintain the confidentiality, for a period of five (5) years after the termination of this Agreement, of all other aspects of the performance of his duties under this Agreement and shall

Page ii

Appendix C

not disclose any confidential information relating thereto. Monitor reports that are provided to persons employed at the Commission, the State of Michigan, and the State of California may be shared between persons employed at the Commission, the State of Michigan, and the State of California.

Restrictions. The Monitors shall not be involved in any way in the management, production, supply and trading, sales marketing, and financial operations of the competing products of the Respondent.

Reports. Monitors shall report to the Commission pursuant to the terms of the Orders and as otherwise requested by the Commission staff.

Access to records, documents and facilities. Subject to any demonstrated legally recognized privilege, the Monitor shall have full and complete access to Respondent’ personnel, books, documents, records kept in the normal course of business, facilities and technical information, and such other relevant information as the Monitors may reasonably request, related to Respondent’ compliance with their obligations under the Orders in this matter. Respondent shall cooperate with any reasonable request of the Monitors and shall take no action to interfere with or impede the Monitor’s ability to monitor Respondent’ compliance with the Orders.

ARTICLE II

Retention and payment of Counsel, Consultants, and other Assistants. The Monitors shall have the authority to employ, at the cost and expense of the Respondent, such attorneys, consultants, accountants, and other representatives and assistants as are necessary to carry out the Monitors’ duties and responsibilities as allowed pursuant to the Orders.

Compensation. The Monitors shall be compensated by Respondent for his services under this Agreement pursuant to the fee schedule attached as Confidential Exhibit B for time spent in connection with the discharge of his duties under this Agreement and the Orders. In addition, Respondent will pay: (a) out-of-pocket expenses reasonably incurred by the Monitors in the performance of his duties under the Mandate; and (b) fees and disbursements reasonably incurred by any advisor appointed by the Monitors pursuant to the first paragraph in Article II. At its own expense, Respondent may retain an independent auditor to verify such invoices. The Monitors shall provide Respondent with monthly invoices for time and expenses that include details and an explanation of all matters for which the Monitors submit an invoice to Respondent. Respondent shall pay such invoices within thirty (30) days of receipt. When filing the same report with the Commission, the State of Michigan, and the State of California, the Monitor will not charge Respondent additional fees for each report.

ARTICLE III

Monitor’s liabilities and indemnification. Respondent shall indemnify the Monitors and hold the Monitors harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Monitors’ duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such losses, claims,

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Appendix C

damages, liabilities, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the Monitors.

Monitor’s removal. If the Commission determines that Monitors cease to act or fail to act diligently and consistent with the purpose of the Orders, Respondent shall terminate this Agreement and appoint a substitute Monitor, subject to Commission approval and consistent with the Orders.

Approval by the Commission. This Agreement shall have no force or effect until approved by the Commission, other than Respondent obligations under Exhibit A and the confidentiality provisions herein.

Termination: This Agreement shall terminate the earlier of: (a) the date set forth in the Order; (b) Respondent’ receipt of written notice from the Commission that the Commission has determined that John Strack and Mitch Nielsen have ceased to act or failed to act diligently, or are unwilling or unable to continue to serve as Monitor; (c) with at least thirty (30) days advance notice to be provided by the Monitor to Respondent and to the Commission, upon resignation of the Monitors; or (d) when DaVita’s last obligation under the Orders and the Relevant Agreements that pertains to the Monitors’ service has been fully performed, provided, however, that the Commission may require that DaVita extend this Monitor Agreement or enter into an additional agreement with the Monitors as may be necessary or appropriate to accomplish the purposes of the Orders. If this Monitor Agreement is terminated for any reason, the confidentiality obligations set forth in this Agreement will remain in force. The termination of the Monitors pursuant to this Monitor Agreement and Orders does not change the status of the Monitor with regard to any other Monitor Agreement entered into by Respondent with the States of Michigan and California. Termination of the Monitors pursuant to the Monitor Agreements entered into by the Respondent with the States of Michigan and California pursuant to those States’ orders does not change the status of the Monitors with regard to this Monitor Agreement and Orders.

Conflicts of Interest: If the Monitors become aware during the term of this Agreement that he has or may have a conflict of interest that may affect or could have the appearance of affecting performance by the Monitor of any of his duties under this Agreement, the Monitors shall promptly inform Respondent and the Commission of any such conflict.

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Appendix C

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

MONITORS

BY:	BY:

NAME:	NAME:
FocalPoint Medical Consulting Group	FocalPoint Medical Consulting Group

RESPONDENT

BY:

NAME:

TITLE:

Page v

Appendix C

[Confidential Exhibit A and Confidential Exhibit B

to the Monitor Agreement Have Been Redacted from

this Public Version of the Decision and Order,

but are incorporated by reference.]

Page vi

NON-PUBLIC APPENDICES

NON-PUBLIC APPENDIX D

RENAL ADVANTAGE DIVESTITURE AGREEMENTS

[REDACTED FROM PUBLIC RECORD VERSION

BUT INCORPORATED BY REFERENCE]

NON-PUBLIC APPENDIX E

WESTSIDE CLINIC DIVESTITURE AGREEMENT

[REDACTED FROM PUBLIC RECORD VERSION

BUT INCORPORATED BY REFERENCE]

NON-PUBLIC APPENDIX F

COLTON CLINIC DIVESTITURE AGREEMENT

[REDACTED FROM PUBLIC RECORD VERSION

BUT INCORPORATED BY REFERENCE]

NON-PUBLIC APPENDIX G

SOUTH SAN FRANCISCO MANAGEMENT

TERMINATION AGREEMENT

[REDACTED FROM PUBLIC RECORD VERSION

BUT INCORPORATED BY REFERENCE]